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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Plug Power Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 IMPORTANT VOTING INFORMATION

STOCKHOLDERS MAY REQUEST ELECTRONIC DELIVERY OF PROXY DOCUMENTS.

        The Company has made our Annual Meeting materials available to Stockholders on the Internet via www.proxyvote.com or via sendmaterial@proxyvote.com. Upon request, printed versions or e-mail versions of these materials will be made available to Stockholders through www.proxyvote.com, by telephoning 1-800-579-1639 or by emailing sendmaterial@proxyvote.com. Further instructions to shareholders can be found on the notice.

INFORMATION REGARDING ADMISSION TO THE 2017 ANNUAL MEETING

        In accordance with our security procedures, all stockholders attending the 2017 Annual Meeting of Stockholders must present valid picture identification upon entry.

 PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110

May 23, 2017

Dear Stockholder:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Plug Power Inc., a Delaware corporation (the "Company"), to be held on Wednesday, June 28, 2017, at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210.

        The Annual Meeting has been called for the purpose of (i) the election of three Class III Directors, each for a three-year term; (ii) the approval of an amendment and restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan as described in the accompanying proxy statement; (iii) the approval of the Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock by 300,000,000 shares as described in the accompanying proxy statement; (iv) the approval of the issuance by the Company of shares of common stock representing more than 20% of the Company's issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in the accompanying proxy statement; (v) the approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, in the Compensation Discussion and Analysis section, compensation tables and narrative discussion set forth in the accompanying proxy statement; (vi) the approval, on an advisory basis, of the frequency on which to include in the Company's proxy statement the advisory vote on compensation; (vii) the ratification of KPMG LLP as the Company's independent auditors for 2017; and (viii) such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on May 1, 2017, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors of the Company recommends that you vote:

  1.
  "FOR" the election of the three nominees as Class III Directors of the Company as described in the accompanying proxy statement;

  2.
  "FOR" the approval of an Amendment and Restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan as described in the accompanying proxy statement;

  3.
  "FOR" the approval of the Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock by 300,000,000 shares as described in the accompanying proxy statement;

  4.
  "FOR" the approval of the issuance by the Company of shares of common stock representing more than 20% of the Company's issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in the accompanying proxy statement;

  5.
  "FOR" the approval of the advisory resolution regarding the compensation of the Company's named executive officers as described in the accompanying proxy statement; and

  6.
  "FOR" the approval of the advisory proposal that an advisory vote on the compensation of the Company's Named Executive Officers be included in the Company's proxy statement every three (3) years; and

  7.
  "FOR" the ratification of KPMG LLP as the Company's independent auditors for 2017.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND THEN CAST YOUR VOTE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU ARE A STOCKHOLDER OF RECORD YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY REQUESTING A COPY OF THE PROXY MATERIALS BY MAIL AND SIGNING, DATING AND MAILING THE ACCOMPANYING PROXY CARD IN THE RETURN ENVELOPE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. IN ANY EVENT, TO BE SURE THAT YOUR VOTE WILL BE RECEIVED IN TIME, PLEASE CAST YOUR VOTE BY YOUR CHOICE OF AVAILABLE MEANS AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED BY PROXY. IF YOU HAVE ANY QUESTIONS, PLEASE CALL MACKENZIE PARTNERS, INC., WHICH IS ASSISTING WITH THE SOLICITATION, TOLL-FREE AT (800) 322-2885 OR COLLECT (212) 929-5500 (CALL COLLECT) OR AT PROXY@MACKENZIEPARTNERS.COM.

Sincerely,

Andrew Marsh
President and Chief Executive Officer

 PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 28, 2017

        NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Plug Power Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 28, 2017, at 10:00 a.m. Eastern Time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210 (the "Annual Meeting") for the purpose of considering and voting upon:

  1.
  The election of three Class III Directors each to hold office until the Company's 2020 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal;

  2.
  The approval of an Amendment and Restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan as described in the accompanying proxy statement;

  3.
  The approval of the Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock by 300,000,000 shares as described in the accompanying proxy statement;

  4.
  The approval of the issuance by the Company of shares of common stock representing 20% or more of the Company's issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in the accompanying proxy statement;

  5.
  The approval of the advisory resolution regarding the compensation of the Company's named executive officers as described in the accompanying proxy statement;

  6.
  The approval of the advisory proposal that an advisory vote on the compensation of the Company's Named Executive Officers be included in the Company's proxy statement every three (3) years;

  7.
  The ratification of KPMG LLP as the Company's independent auditors for 2017; and

  8.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on May 1, 2017 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock and Series C Preferred Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

By Order of the Board of Directors

Gerard L. Conway, Jr.
Corporate Secretary

  Latham, NY

  May 23, 2017

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 28, 2017

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Plug Power Inc. (the "Company") for use at the 2017 Annual Meeting of Stockholders of the Company to be held on Wednesday, June 28, 2017, at 10:00 am Eastern Time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, and any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

  1.
  The election of three Class III Directors each to hold office until the Company's 2020 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal;

  2.
  The approval of an Amendment and Restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan as described in this proxy statement;

  3.
  The approval of the Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock by 300,000,000 shares as described in this proxy statement;

  4.
  The approval of the issuance by the Company of shares of common stock representing 20% or more of the Company's issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in this proxy statement;

  5.
  The approval of the advisory resolution regarding the compensation of the Company's named executive officers as described in this proxy statement;

  6.
  The approval of the advisory proposal that an advisory vote on the compensation of the Company's Named Executive Officers be included in the Company's proxy statement every three (3) years;

  7.
  The ratification of KPMG LLP as the Company's independent auditors for 2017; and

  8.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Notice of Annual Meeting and instructions for accessing proxy materials as well as casting proxy votes are first being furnished to stockholders of the Company on or about May 26, 2017 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on May 1, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), and holders Series C Redeemable Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual

Meeting. As of the Record Date, there were 223,440,581 shares of Common Stock and 5,231 shares of Series C Preferred Stock, outstanding and entitled to vote at the Annual Meeting. As of the record date, there were approximately 616 holders of record of the Common Stock and three holders of record of the Series C Preferred Stock. However, management believes that a significant number of shares of Common Stock are held by brokers under a "nominee name" and that the number of beneficial stockholders of the Common Stock exceeds 104,000. Each share of Common Stock outstanding on the Record Date is entitled to one vote and each share of Series C Preferred Stock outstanding on the Record Date is entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series C Preferred Stock is convertible as of the Record Date. As of the Record Date, the Series C Preferred Stock was convertible into 5,554,594 shares of Common Stock.

        The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock (treating the Series C Preferred Stock on an as-converted to Common Stock basis) entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to elect a nominee as a director of the Company. "Withhold authority" votes, "abstentions" and "broker non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A "withhold authority" vote is a stockholder's vote to withhold authority to cast a vote "for" the election of one or more director nominees. An "abstention" represents an affirmative choice to decline to vote on a proposal other than the election of directors. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power under applicable law with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

        With respect to the election of a director, votes may be cast in favor of or withheld from the nominee. Proposal 1, election of three Class III directors, shall be determined by a plurality vote, which means the three nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will have no effect in determining the outcome of Proposal 1. With respect to Proposals 2, 3, 4, 5 and 7, stockholders may cast a vote in favor of or against, or abstain from voting on, each proposal. Stockholders may cast a vote for one, two or three years, or may abstain from voting on Proposal 6.

        The approval of each of Proposal 2, approval of an amendment and restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan, Proposal 4, approval of issuance of 20% or more of the Company's issued and outstanding Common Stock for NASDAQ Listing Rule 5635(d) compliance, Proposal 5, approval of an advisory resolution regarding the compensation of the Company's named executive officers as described in this proxy statement, Proposal 6, the frequency of the advisory vote on executive compensation, and Proposal 7, ratification of the independent auditors, requires the affirmative vote of a majority of shares of Common Stock (treating the Series C Preferred Stock on an as-converted to Common Stock basis) present in person or represented by proxy at the Annual Meeting and entitled to vote. For Proposal 3, approval of an amendment of the Company's Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (treating the Series C Preferred Stock on an as-converted to Common Stock basis) is required for approval. For Proposals 2, 4, 5 and 6, abstentions will be treated as votes cast against such proposal, while broker non-votes will have no effect on the vote for such proposal. For Proposal 3, abstentions and broker non-votes will be treated as votes cast against such proposal. For Proposal 7, abstentions will be treated as votes cast against such proposal.

        Proposals 3 and 4 are not dependent or conditioned upon one another. As further described in this Proxy Statement, the proposed increase in the Company's authorized Common Stock under Proposal 3 is not required or necessary for the proposed issuance of Common Stock under Proposal 4.

        If you hold shares through a broker, bank or other custodian (also referred to as holding shares in "street-name"), only such broker, bank, custodian or other nominee can vote your shares. In order to ensure that your shares are voted at the Annual Meeting, you must give specific instructions regarding how to vote your shares. If you do not give specific instructions regarding how to vote your shares, the broker, bank, custodian or other nominee may not exercise their discretion to vote your shares on Proposals 1, 2, 3, 4, 5 or 6. Brokers may, however, vote your shares without specific instructions on Proposal 7.

        Stockholders of the Company are requested to vote over the internet, by telephone, or by requesting a copy of the proxy materials and by signing, dating and mailing the accompanying Proxy Card in the return envelope or by attending the Annual Meeting and voting in person. Stockholders who hold shares indirectly as the beneficial owner of shares held for them by a broker or other nominee (i.e., "in street name") may direct their vote without attending the Annual Meeting by submitting voting instructions to their broker or nominee.

        Common Stock and Series C Preferred Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the three nominees of the Board of Directors as Class III Directors of the Company (Proposal 1); "FOR" the approval of the Amendment and Restatement of the Company's Amended and Restated 2011 Stock Option and Incentive Plan (Proposal 2); "FOR" the approval of the Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (Proposal 3); "FOR" the approval of the issuance of 20% or more of the Company's Common Stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. (Proposal 4); "FOR" the approval of the advisory resolution regarding the compensation of the Company's named executive officers (Proposal 5); "FOR" the approval of the advisory proposal that an advisory vote on the compensation of the Company's named executive officers be included in the Company's proxy statement every three (3) years (Proposal 6); and "FOR" the ratification of KPMG LLP as the Company's Independent Auditors for 2017 (Proposal 7), as described in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Corporate Secretary of the Company, (2) submitting a new proxy by telephone, internet or proxy card after the date of the previously submitted proxy (or submitting new voting instructions with respect to shares held in street name), or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

        A notice with instructions for accessing proxy materials via the internet or receipt by mail is being furnished to stockholders of the Company concurrently with the Notice of Annual Stockholder Meeting.

 PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        At the Annual Meeting, three Class III Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2020 and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The Board of Directors has nominated Lucas P. Schneider, Gregory B. Greaves and Douglas T. Hickey for re-election as Class III Directors. Shares represented by each properly executed proxy will be voted for the re-election of Lucas P. Schneider, Gregory B. Greaves and Douglas T. Hickey as directors, unless contrary instructions are set forth on such proxy. Each nominee has agreed to stand for re-election and to serve, if elected, as a director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required

        A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company. You may vote "FOR" all nominees, "WITHHOLD" for all nominees, or "WITHHOLD" for any nominee(s) by specifying the name of the nominee(s) on your proxy card. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS AS A CLASS III DIRECTOR OF THE COMPANY.

 INFORMATION ABOUT OUR DIRECTORS

        The number of directors of the Company is presently fixed at eleven (11), and the Board of Directors currently consists of eleven (11) members. Immediately following the Annual Meeting, the number of directors of the Company shall be fixed at ten (10) and the Board of Directors shall consist of nine (9) members. The Board of Directors is divided into three classes, with three (3) directors in Class I, four (4) directors in Class II, and four (4) directors in Class III. Directors in Classes I, II and III serve for three-year terms with one class of directors being elected by the Company's stockholders at each Annual Meeting of Stockholders.

        The Board of Directors has nominated Lucas P. Schneider, Gregory B. Graves and Douglas T. Hickey for re-election as Class III Directors. Larry G. Garberding has informed the Board of Directors that he will not stand for re-election and will retire from the Board of Directors upon the expiration of his current term at the Annual Meeting. Additionally, Xavier Pontone has informed the Board of Directors that he is resigning from his positon as a member of the Board of Directors, effective at the Annual Meeting.

        The Board of Directors has determined that Ms. Helmer and Messrs. Garberding, McNamee, Willis, Hickey, Roth, Kenausis, Schneider and Graves are independent directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "NASDAQ Rules").

        The positions of Chief Executive Officer and Chairman of the Board are currently each filled by a different individual, Andrew Marsh and George C. McNamee, respectively. If the position of Chairman of the Board is vacant, or if he or she is absent, the Chief Executive Officer presides, when present, at meetings of stockholders and of the Board of Directors.

        Set forth below is certain information regarding the directors of the Company, including the three Class III Directors who have been nominated for re-election at the Annual Meeting. The ages of and biographical information regarding the nominees for re-election and each director who is not standing for election is based on information furnished to the Company by each nominee and director and is as of May 12, 2017.

Name	Age	Director Since
Class I—Term Expires 2018
Andrew Marsh	61	2008
Gary K. Willis(1)(2)	70	2003
Maureen O. Helmer(1)(3)	60	2004
Class II—Term Expires 2019
George C. McNamee(2)	70	1997
Johannes M. Roth(1)	38	2013
Gregory L. Kenausis(1)	48	2013
Class III—Term Expires 2017
Lucas P. Schneider(3)*	48	2017
Gregory B. Graves(1)*	56	2017
Douglas T. Hickey(2)(3)*	62	2011

*
Nominee for re-election.

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Corporate Governance and Nominating Committee.

        The principal occupation and business experience for at least the last five years for each director of the Company is set forth below. The biographies of each of the directors below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as a director.

        Andrew J. Marsh has served as Chief Executive Officer, President and member of the Board of Directors of the Company since April 8, 2008. Previously, Mr. Marsh was a co-founder of Valere Power, where he served as CEO and Board Member from the Company's inception in 2001 through its sale to Eltek ASA in 2007. Under his leadership, Valere grew into a profitable global operation with over 200 employees and $90 million in revenues derived from the sale of DC power products to the telecommunications sector. During Mr. Marsh's tenure, Valere Power received many awards such as the Tech Titan award as the fastest growing technology company in the Dallas/Fort Worth area and the Red Herring Top 100 Innovator Award. Prior to founding Valere, he spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions. Mr. Marsh is a member of the board of directors of GEVO, Inc. Mr. Marsh holds a Bachelor of Science in Electrical Engineering Technology from Temple University, a Master of Science in Electrical Engineering from Duke University and a Masters of Business Administration from Southern Methodist University. We believe Mr. Marsh's qualifications to sit on our Board include his record of success in leadership positions in technology companies having attributes similar to our Company, his extensive experience in management positions as well as his educational background in engineering and business administration.

        Gary K. Willis has been a director of the Company since 2003. Mr. Willis joined Zygo Corporation's Board of Directors in June 2009 after retiring as Chairman of the Board of Directors in November 2000, having served in that capacity since November 1998. Zygo Corporation, which was acquired in 2014 by Ametek, Inc., was a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets. Mr. Willis had been a director of Zygo Corporation since February 1992 and also served as President from 1992 to 1999 and as Chief Executive Officer from 1993 to 1999. Prior to joining Zygo Corporation, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Middlesex Health Services, Inc. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute. We believe Mr. Willis' qualifications to sit on our Board include his extensive experience in management and director positions with similar companies, as well as his educational background in mechanical engineering.

        Maureen O. Helmer has been a director of the Company since 2004. Maureen O. Helmer is currently a member of the law firm Barclay Damon, LLP and is the Chair of the firm's Regulatory Practice Area. Prior to her joining Barclay Damon, LLP, Ms. Helmer was a member of Green & Seifter Attorneys, PLLC. From 2003 through 2006, she practiced as a partner in the law firm of Couch White, LLP and then as a solo practitioner. Ms. Helmer has advised international energy, telecommunications and industrial companies on policy and government affairs issues. In addition to serving as Chair of the New York State Public Service Commission (PSC) from 1998 to 2003, Ms. Helmer also served as Chair of the New York State Board on Electric Generation Siting and the Environment. Prior to her appointment as Chair, Ms. Helmer served as Commissioner of the Public Service Commission from 1997 until 1998 and was General Counsel to the Department of Public Service from 1995 through 1997. From 1984 through 1995, Ms. Helmer held several positions in the New York Legislature, including Counsel to the Senate Energy Committee. She also served as a board member of the New York State Energy Research and Development Authority, the New York State Environmental Board and the New York State Disaster Preparedness Commission during her tenure as Chair of the PSC. In addition, she was Vice Chair of the Electricity Committee of the National Association of Regulatory Utility Commissioners and a member of the NARUC Board of Directors. She was also appointed to serve as a member of the New York State Cyber-Security Task Force. She formerly served as a board member of the Center for Internet Security, the Center for Economic Growth, and NY Women in Communications and Energy. Ms. Helmer earned her Bachelor of Science from the State University at Albany and her Juris Doctorate from the University of Buffalo law school. She is admitted to practice law in New York. We believe Ms. Helmer's qualifications to sit on our Board include her long history of experience with energy regulation, policy and government affairs and advising energy and industrial companies.

        George C. McNamee serves as Chairman of the Company's Board of Directors and has served as such since 1997. He was previously Chairman of First Albany Companies (now GLCH) and a Managing Partner of FA Tech Ventures, an information and energy technology venture capital firm. Mr. McNamee's background in investment banking has given him broad exposure to many financing and merger and acquisition issues. As an executive, he has dealt with rapid- growth companies, technological change, crisis management, team building and strategy. As a public company director, Mr. McNamee has led board special committees, chaired audit committees, chaired three boards and has been an active lead director. Mr. McNamee has previously served on public company boards, including Mechanical Technology Inc. (MTI) and Home Shopping Network (HSN). He has been an early stage investor, director and mentor for private companies that subsequently went public including MapInfo (now Pitney Bowes), META Group (now Gartner Group) and iRobot Corporation, where he served as a director from 1999 to 2016 and as lead director for the last 11 of those years. He served as a NYSE director from 1999 to 2004 and chaired its foundation. In the aftermath of the 1987 stock market crash, he chaired the Group of Thirty Committee to reform the Clearance and Settlement

System. Mr. McNamee has been active as a director or trustee of civic organizations including The Albany Academies and Albany Medical Center, whose Finance Committee he chaired for a dozen years. He is also a director of several private companies, a Sterling Fellow of Yale University and a Trustee of The American Friends of Eton College. He conceived and co-authored the Tales of the Hoffman, which sold over 200,000 copies. He received his Bachelor of Arts degree from Yale University. We believe Mr. McNamee's qualifications to sit on our Board include his experience serving on countless boards, his background in investment banking and experience with the financial sector and its regulatory bodies.

        Johannes M. Roth has been a director since April 2013. Mr. Roth is the founder and, since 2006, has been Managing Director and Chairman of FiveT Capital Holding AG, an investment holding company based in Switzerland with businesses specializing in asset management, risk management and alternative investments. Since 2006, Mr. Roth has been a board member of FiveT Capital AG, Zürich, Switzerland, which advises several long-only funds and operates an asset management business for high net-worth individuals. We believe Mr. Roth's qualifications to sit on our Board include his background in financial investments, financial and risk management and equity capital markets as well as his experience in management positions.

        Gregory L. Kenausis has been a director since October 2013. Mr. Kenausis is the founding partner and since 2005 has been the Chief Investment Officer of Grand Haven Capital AG, an investment firm, where he is the head of trading activity and research and is responsible for managing the fund's structure. He is also an active board member of other boards of directors. We believe Mr. Kenausis's qualifications to sit on our Board include his background and senior level experience in financial investments, trading and management and equity capital markets.

        Lucas P. Schneider has served as a director since March 2017. Mr. Schneider has served as the Chief Executive Officer of Silvercar, an Austin, TX-based start-up that focuses on the rental car space and other vehicle mobility applications since early 2012. Prior to Silvercar, Mr. Schneider was the Chief Technology Officer of Zipcar. He served at Flexcar, as Chief Technology Officer and Vice President of Strategy. He is an Entrepreneur-in-Residence at Austin Ventures. He has also held various positions with Ford. He received a Master of Business Administration, specializing in Operations and Strategy from the Tepper School of Business at Carnegie Mellon University and a Bachelor of Science degree in Mechanical Engineering from University of Texas at Austin. We believe Mr. Schneider's qualifications to sit on our Board include his extensive experience in helping guide companies, from start-ups to large enterprises, through major business milestones including IPOs, acquisitions, and product development.

        Gregory B. Graves has served as a director since May 10, 2017. Mr. Graves has served as Chief Financial Officer at Entergris, a leading global developer, manufacturer and supplier of microcontamination control products, specialty chemicals and advanced materials handling solutions for manufacturing processes in the semiconductor and other high technology industries, since 2008. Prior to that, he served as Senior Vice President, Strategic Planning & Business Development. He held positions in investment banking and corporate development, including at U.S. BanCorp. Piper Jaffray from June 1998 to August 2002 and at Dain Rauscher from October 1996 to May 1998. He held positions with Deloitte and Touche, General Motors, The Pillsbury Company and RBC Capital Markets. He has been Director at ATMI Inc. since April 30, 2014. He served as Director of Therma-wave Inc. from December 15, 2005 to May 18, 2007. He is Certified Public Accountant. Mr. Graves received a Bachelor of Science degree and Masters in Accounting from the University of Alabama and a Masters of Business Administration from the Darden School at the University of Virginia. We believe Mr. Graves's qualifications to sit on out Board include his background in accounting and financing.

        Douglas T. Hickey has served as a director of the Company since October 2011. Mr. Hickey previously sat on Plug Power's Board from September 1, 2000 to April 24, 2006. Mr. Hickey is the former U.S. Ambassador and Commissioner General to the Milan Expo. Prior, Mr. Hickey served as Chief Executive Officer of BinWise, Inc. from 2012 to 2014. Prior to BinWise, from 2000 to 2011, Mr. Hickey was Managing Director at Hummer Winblad Venture Partners (HWVP), one of the nation's leading software venture capital firms. Prior to joining HWVP, Mr. Hickey served as CEO for Critical Path, Inc., where during his tenure revenue grew from less than $1M to more than $150M and the company earned Forbes.com Number-One Fastest Growing Company Award in 2000. Mr. Hickey previously held the CEO and President position for Global Center Inc., where he grew revenue from zero to more than $50M of recurring revenue and achieved profitability. His focus on the company's strategy enabled rapid growth, securing customers like Yahoo, Netscape and Oracle, ultimately leading to the successful sale of the company to Frontier Communications Corporation, (NASDAQ:FTR). Prior to Global Center, Mr. Hickey was CEO and President of MFS DataNet, the leading supplier of data related services to internet service providers and enterprise customers worldwide. MFS grew to more than $1 billion in revenue and subsequently completed a successful IPO and trade sale. We believe Mr. Hickey's qualifications to sit on our Board include his extensive corporate leadership experience and his proven background growing revenue.

 COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors (the "Board") of the Company held ten meetings during the fiscal year ended December 31, 2016 ("Fiscal 2016"). The Board of Directors has established three standing committees, an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee"), and a Corporate Governance and Nominating Committee (the "Governance Committee"). During Fiscal 2016, except for Xavier Pontone, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board of Directors of the Company on which the director served (during the periods that he or she served).

        Discussed below in greater detail, the Board of Directors administers its risk oversight function directly and through its Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee—see risk discussion in "Compensation Discussion and Analysis". The Board and each of these Committees regularly discuss with management our major risk exposures, their potential financial impact on Plug Power and the steps we take to manage them. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance, while the Corporate Governance and Nominating Committee is responsible for oversight of risks relating to management and Board succession planning, stakeholder responses to the Company's ethics and business practices. The Compensation Committee is responsible for the oversight of risks related to compensation matters.

        The Chief Financial Officer and the General Counsel report to the Board of Directors regarding ongoing risk management activities at the regularly scheduled, quarterly Board of Directors meetings and may report on risk management activities more frequently, as appropriate. Additionally, risk management is a standing agenda item for the regularly scheduled, quarterly Audit Committee meetings.

Audit Committee

        The Audit Committee consists of Messrs. Garberding (Chair), Willis, Roth, Kenausis, Graves and Ms. Helmer. The Audit Committee held eight meetings during Fiscal 2016 and each member attended at least 75% of the meetings during the period in which such person served on the committee.

Audit Committee Report

        The Audit Committee of the Board of Directors is currently composed of five directors, each of whom is an independent director as defined in the NASDAQ Rules and the applicable rules of the Securities and Exchange Commission ("SEC"). In addition, the Board of Directors has made a determination that Mr. Garberding qualifies as an "audit committee financial expert" as defined in the applicable rules of the SEC. Mr. Garberding's designation by the Board as an "audit committee financial expert" is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

        The Audit Committee's primary responsibility is for oversight of the Company's accounting and financial reporting processes and audits of the Company's financial statements, and internal control over financial reporting. A more complete description of the Audit Committee's functions is set forth in the Audit Committee's charter which is published on the "Investors" section of the Company's website at www.plugpower.com.

        In accordance with the Audit Committee's charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company's independent auditors, KPMG LLP ("KPMG"), report directly to the Audit Committee and are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for (i) appointing the Company's independent auditors, (ii) evaluating such independent auditors' qualifications, independence and performance, (iii) determining the compensation for such independent registered public accounting firm, and (iv) approving all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of the Company's accounting and financial reporting processes and audits of the Company's financial statements and internal control over financial reporting, including the work of the independent auditors. The Audit Committee reports to the Board of Directors with regard to:

  •
  the scope of the annual audit;

  •
  fees to be paid to the independent auditors;

  •
  the performance of the Company's independent auditors;

  •
  compliance with accounting and financial policies; and

  •
  the Company's procedures and policies relative to the adequacy of internal accounting controls.

        The Audit Committee reviewed and discussed with management of the Company and KPMG, the Company's 2016 quarterly unaudited interim consolidated financial statements and 2016 annual consolidated financial statements, including management's assessment of the effectiveness of the Company's internal controls over financial reporting as of December 31, 2016. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and that the internal control over financial reporting was effective as of December 31, 2016.

        Additionally, the Audit Committee has discussed with KPMG any matters required to be discussed under professional standards which include, among other items, matters related to the conduct of the audit of the Company's annual consolidated financial statements and internal control over financial reporting. The Audit Committee has also discussed related party transactions, the critical accounting policies used in the preparation of the Company's annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that KPMG discussed with management, if any, the ramifications of using such alternative treatments and other written communications between KPMG and management.

        KPMG has provided to the Audit Committee the written disclosures and the letter required by the applicable Public Company Accounting Oversight Board requirements for independent auditors' communications with audit committees concerning auditor independence, and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee has also concluded that KPMG's performance of non-audit services is compatible with KPMG's independence.

        The Audit Committee also discussed with KPMG their overall scope and plans for their audits of the consolidated financial statements and internal control over financial reporting, and met with KPMG, with and without management present, to discuss the results of their audit and the overall quality of the Company's financial reporting. The Audit Committee also discussed with KPMG whether there were any audit problems or difficulties, and management's response.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. This report is provided by the following independent directors, who constitute the Audit Committee:

  Larry G. Garberding (Chairman)
  Maureen O. Helmer
  Gary K. Willis
  Johannes M. Roth
  Gregory L. Kenausis
  Gregory B. Graves

Independent Auditors' Fees

        The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company's annual financial statements and internal control over financial reporting and fees billed for other services rendered by KPMG:

	2016	2015
Audit Fees	$617,000	$772,250
Audit-Related Fees	$120,000	$10,500
Tax Fees	—	—
All Other Fees	—	—

Total	$737,000	$782,750

        In the above table, and in accordance with SEC definitions and rules: (1) "audit fees" are fees for professional services for the audit of the Company's consolidated financial statements included in Form 10-K, audit of the Company's internal controls over financial reporting, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements; (3) "tax fees" are fees for tax compliance, tax advice, and tax planning; and (4) "all other fees" are fees for any services not included in the first three categories.

        The Audit Committee approved all audit and non-audit services provided to the Company by KPMG during Fiscal 2016.

Compensation Committee

        The Compensation Committee consists of Messrs. Willis (Chair), McNamee and Hickey, each of whom is an independent director under the NASDAQ Rules. The Compensation Committee held four meetings during Fiscal 2016. See "Report of the Compensation Committee and the Board of Directors on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation" for a further description of the activities of the Compensation Committee in Fiscal 2016. The Compensation Committee's primary responsibilities include (i) discharging the responsibilities of the Board of Directors of the Company relating to compensation of the Company's executive officers, (ii) providing oversight of the Company's benefit, perquisite and employee equity programs, and (iii) reviewing the adequacy of the Company's management succession plans. A more complete description of the Compensation Committee's functions is set forth in the Compensation Committee's charter which is published on the "Investors" section of the Company's website at www.plugpower.com.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee (the "Governance Committee") consists of Ms. Helmer and Messrs. Garberding, Schneider and Hickey (Chair), each of whom is an independent director under the NASDAQ Rules. The Governance Committee held four meetings during Fiscal 2016. The Governance Committee's responsibilities include (i) establishing criteria for Board and committee membership, (ii) considering director nominations consistent with the requirement that a majority of the Board be comprised of independent directors as defined in the NASDAQ Rules, (iii) identifying individuals qualified to become board members, and (iv) selecting the director nominees for election at each Annual Meeting of Stockholders. The Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Governance Committee's functions is set forth in the Governance Committee's charter which is published on the "Investors" section of the Company's website at www.plugpower.com.

Director Compensation

        The Compensation Committee periodically reviews the Company's Non-Employee Director Compensation Plan (the "Plan") to ensure that the compensation aligns the directors' interests with the long-term interests of the stockholders and that the structure of the compensation is simple, transparent and easy for stockholders to understand. The Compensation Committee also considers whether the Plan fairly compensates the Company's directors when considering the work required in a company of the size and scope of the Company. Employee directors do not receive additional compensation for their services as directors.

        During 2014, the Compensation Committee engaged Radford, an Aon Hewitt Company, (Radford) as an independent compensation consultant to aid the Compensation Committee in its oversight of executive compensation and non-employee director compensation. See "Independent Compensation Consultant" under "Executive Compensation" for further discussion.

        Pursuant to the Plan, upon initial election or appointment to the Board of Directors, new non-employee directors receive non- qualified stock options equivalent to $150,000 in value with an exercise price equal to fair market value on the date of grant and that become fully vested and exercisable on the first anniversary of the date of the grant. Each year of a non-employee director's tenure, the director will receive a grant of stock equivalent to $125,000 in value. This stock grant will be 50% non-qualified stock options and 50% restricted stock. The stock option portion of the annual stock grant will have an exercise price equal to fair market value on the grant date. The annual stock grant will become fully vested on the first anniversary of the date of the grant.

        Under the Plan, each non-employee director is paid an annual retainer of $40,000 ($85,000 for any non-employee Chairman) for his or her services. Committee members receive additional annual retainers in accordance with the following table:

Committee	Chairman	Member
Audit Committee	$20,000	$15,000
Compensation Committee	15,000	5,000
Corporate Governance and Nominating Committee	10,000	5,000

        These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees. The total amount of the annual retainer is paid in a combination of 50% cash and 50% Common Stock, provided that the director may elect to receive a greater portion (up to 100%) of the total retainer in Common Stock. All Common Stock issued for the annual retainers is fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Non-employee directors are also reimbursed for their direct expenses associated with their attendance at board meetings.

Non-Employee Director Compensation Table

        The following table provides information for non-employee directors who served during Fiscal 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Douglas Hickey	27,500	27,500	42,600	97,600
Gary Willis	35,000	35,000	42,600	112,600
George McNamee	45,000	45,000	42,600	132,600
Gregory Kenausis	—	55,000	42,600	97,600
Johannes Minoh Roth	—	55,000	42,600	97,600
Larry Garberding	32,500	32,500	42,600	107,600
Maureen Helmer	30,000	30,000	42,600	102,600
Xavier Pontone	8,000	32,000	—	40,000

(1)
This column represents the aggregate grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of Plug Power stock on the date of grant. Stock awards granted to directors vest immediately. For additional information on stock awards, refer to note 14 of the Company's consolidated financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.

(2)
This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 14 of the Company's consolidated financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2016, the non-employee directors held options to purchase shares of Common Stock as follows: Douglas Hickey (161,000), Gary Willis (179,500), George McNamee (202,500), Gregory Kenausis (135,000), Johannes Minoh Roth (145,000), Larry Garberding (190,000), Maureen Helmer (173,500) and Xavier Pontone (105,000).

Policy Governing Director Attendance at Annual Meetings

        The Board of Directors has adopted a formal policy that all directors are expected to attend the Company's Annual Meetings of Stockholders in person, unless doing so is impracticable due to unavoidable conflicts. At the time of the 2016 Annual Meeting, the Company had nine directors, all of whom attended the 2016 Annual Meeting.

Policies Governing Director Nominations

  Securityholder Recommendations

        The Governance Committee's current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of the stockholders of the Company entitled to vote in the election of directors in compliance with the procedures established from time to time by the Governance Committee. All securityholder recommendations for director candidates must be submitted to the Company's Corporate Secretary at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, who will forward all recommendations to the Governance Committee. We did not receive any securityholder recommendations for director candidates for election at the 2017 Annual Meeting. All securityholder recommendations for director candidates for election at the Company's 2018 annual meeting must be submitted to the Company's Corporate Secretary not less than 90 days nor more than 120 days prior to June 28, 2018, which dates are March 30, 2018 and February 28, 2018, respectively, and must include the following information:

  •
  the name and address of record of the stockholder;

  •
  a representation that the securityholder is a record holder of the Company's stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended;

  •
  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

  •
  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for membership on the Board of Directors approved by the Governance Committee from time to time;

  •
  a description of all arrangements or understandings between the securityholder and the proposed director candidate;

  •
  the consent of the proposed director candidate (i) to be named in the proxy statement relating to the Annual Meeting of Stockholders and (ii) to serve as a director if elected at such annual meeting; and

  •
  any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

  Board Membership Criteria

        The Governance Committee has established criteria for membership on the Board of Directors. These criteria include the following specific, minimum qualifications that the Governance Committee believes must be met by a Governance Committee- recommended nominee for a position on the Board of Directors:

  •
  The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Governance Committee, to be highly effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the interests of the Company and its stockholders.

        In addition to the minimum qualifications for each nominee set forth above, the Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that:

  •
  the Board of Directors will be comprised of a majority of "independent directors" in accordance with NASDAQ rules;

  •
  each of the Audit, Compensation and Governance Committees shall be comprised entirely of independent directors;

  •
  each member of the Audit Committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement; and

  •
  at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        Finally, in addition to any other standards the Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Governance Committee, when recommending that the Board of Directors select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which the Company operates.

        The Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing members of the Board of Directors and other nominees, best serve the interests of the Company and its stockholders.

  Identifying and Evaluating Nominees

        In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by shareholders, the Company's Corporate Governance and Nominating Committee will apply the criteria set forth in Plug Power's Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Corporate Governance and Nominating Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. For a more comprehensive discussion of our Corporate Governance and Nominating Committee's current policy with regard to the consideration of director candidates, please refer to "Policies Governing Director Nominations."

        To review the effectiveness of assessing the diverse skills, qualifications and backgrounds of Director Nominations, the Board of Directors and each of the three standing Board Committees conduct annual self-evaluations. In addition, the Corporate Governance and Nominating Committee monitors the effectiveness of these procedures on an ongoing basis.

Contacting the Board of Directors

        You may contact any director of the Company by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below. The ages of and biographical information regarding each executive officer is based on information furnished to the Company by each executive officer and is as of May 1, 2017.

Executive Officers	Age	Position
Andrew Marsh	61	President, Chief Executive Officer and Director
Paul B. Middleton	50	Senior Vice President and Chief Financial Officer
Keith C. Schmid	54	Senior Vice President and Chief Operating Officer
Gerard L. Conway, Jr.	52	General Counsel, Corporate Secretary and Senior Vice President
Jose Luis Crespo	47	Vice President, Global Sales
Martin D. Hull	49	Corporate Controller and Chief Accounting Officer

        The biographies of each of the executive officers below contains information regarding the person's service as an executive, business experience, director positions held currently or at any time during the last five years, information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as an executive officer.

        Andrew Marsh's biographical information can be found in "Information about our Directors" in this Proxy Statement.

        Paul B. Middleton joined Plug Power Inc. as Senior Vice President and Chief Financial Officer in 2014. Prior to Plug Power, Mr. Middleton worked at Rogers Corp., a global manufacturer and distributor of specialty polymer composite materials and components, from 2001 to 2014. During his tenure at Rogers Corp., Mr. Middleton served in many senior financial leadership roles, including Corporate Controller and Principal Accounting Officer, Treasurer and Interim Chief Financial Officer. Prior to Rogers Corp., Mr. Middleton managed all financial administration for the tools division of Coopers Industries from 1997 to 2001. Mr. Middleton holds a Master of Science in Accounting and a BBA from the University of Central Florida. Additionally, he is a Certified Public Accountant.

        Keith C. Schmid joined Plug Power Inc. as Senior Vice President and Chief Operating Officer in 2013. Mr. Schmid served as President of SPS Solutions, a power solutions and energy storage consulting firm, from 2011 to 2013. Previously, Mr. Schmid served as CEO of Boston-Power Incorporated, a provider of large format lithium ion battery solutions, in 2011, and as President and CEO of Power Distribution Incorporated, a power distribution and protection company, from 2007 to 2010. In addition, Mr. Schmid held the position of General Manager, Industrial Energy Division-Americas for Exide Technologies from 2001 to 2007. Mr. Schmid holds a Master of Science degree in Engineering and an M.B.A. from the University of Wisconsin-Madison.

        Gerard L. Conway, Jr. has served as General Counsel and Corporate Secretary since September 2004 and, since March 2009, has also served as Senior Vice President. In that capacity, Mr. Conway is responsible for advising the Company on legal issues such as corporate law, securities, contracts, strategic alliances and intellectual property. He also serves as the Compliance Officer for securities matters affecting the Company. During his tenure, Mr. Conway served as Vice President of

Government Relations from 2005 to June 2008 and in that capacity he advocated on energy issues, policies, legislation and regulations on the state, federal, national and international levels on behalf of the Company and the alternative energy sector. Prior to his appointment to his current position, Mr. Conway served as Associate General Counsel and Director of Government Relations for the Company beginning in July 2000. Prior to joining Plug Power, Mr. Conway spent four years as an Associate with Featherstonhaugh, Conway, Wiley & Clyne, LLP, where he concentrated in government relations, business and corporate law. Mr. Conway has more than twenty years of experience in general business, corporate real estate and government relations. Mr. Conway holds a Bachelor of Arts degree in English and Philosophy from Colgate University and a Juris Doctorate from Boston University School of Law.

        Jose Luis Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January of 2015. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power from 2009 to 2013. Mr. Crespo holds a Masters in Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.

        Martin D. Hull joined Plug Power Inc. as Corporate Controller and Chief Accounting Officer in April 2015. Prior to that, he was a principal and director with the certified public accounting firm of Marvin and Company, P.C. from November 2012 to March 2015. Prior to that, Mr. Hull was with KPMG LLP, serving as partner from October 2004 to September 2012, and has a total of 24 years of public accounting experience. Mr. Hull holds a Bachelors of Business Administration with a concentration in Accounting from the University of Notre Dame. Additionally, he is a Certified Public Accountant.

        Subject to any terms of any employment agreement with the Company (as further described in this Proxy Statement), each of the executive officers holds his or her respective office until the regular annual meeting of the Board of Directors following the Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual incentive bonuses, long-term equity incentive compensation, and broad-based benefits programs. We place emphasis on pay-for-performance based incentive compensation, which is designed to reward our executives based on the achievement of predetermined performance goals. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to each individual serving as our Chief Executive Officer or Chief Financial Officer during 2016 and the three most highly-compensated executive officers other than our Chief Executive Officer and Chief Financial Officer, who are collectively referred to as the "named executive officers."

        In accordance with Section 14A of the Exchange Act, we are providing the Company's stockholders the opportunity to vote a non- binding, advisory resolution to approve the compensation of our named executive officers at the 2017 Annual Meeting (See Proposal 5). The Company's stockholders were also provided this opportunity at the 2014 Annual Meeting and voted in favor of that non-binding, advisory resolution. The Compensation Committee evaluated the results of the 2014 advisory vote approving the compensation of our named executive officers as well as discussions we have had in recent years with our stockholders and the other factors discussed in this Compensation Discussion and Analysis when evaluating our executive compensation and compensation policies and practices. While each of these factors informed the Compensation Committee's decisions regarding our executive compensation program, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Objectives of Our Executive Compensation Programs

        Our compensation programs for our named executive officers are designed to achieve the following objectives:

  •
  Attract and retain talented and experienced executives;

  •
  Motivate and reward executives whose knowledge, skills and performance are critical to our success;

  •
  Provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of shareholder value;

  •
  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

  •
  Motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives.

Independent Compensation Consultant

        During 2014, Radford was retained as the Compensation Committee's independent adviser to provide advisory services to aid the Compensation Committee in its oversight of executive compensation. Radford did not perform any other services for the Company in 2014, 2015, or 2016. The Compensation Committee provided Radford with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of executive compensation packages to be conducted by Radford. Radford was instructed to benchmark all components of compensation for all executive officer positions, including base salary, bonus and equity compensation. The Compensation Committee also instructed Radford to review the public disclosure by our peer companies concerning their executive compensation model and guidelines and compare them to our peer companies and actual compensation practices.

        Our peer companies included the following: Argan, Ballard Power Systems, Capstone Turbine, FuelCell Energy, PowerSecure International, OPOWER, Alliance Fiber Optic Products, Ambarella, CalAmp, Electronics for Imaging, Finisar, GT Advanced Technologies, Inphi, InvenSense, iRobot, Jive Software, Maxwell Technologies, Mercury Systems, Rambus, and Synaptics.

Our Executive Compensation Programs

        Our executive compensation primarily consists of base salary, annual incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on pay-for-performance based incentive compensation, long-term equity incentive compensation in the form of stock options and restricted stock constitute a significant portion of our total executive compensation.

        Within the context of the overall objectives of our compensation programs, our Compensation Committee determined the specific amounts of compensation to be paid to each of our executives in 2016 based on a number of factors, including:

  •
  Its review of the report provided by Radford in 2014 showing the amount of compensation paid our peer companies to their executives with similar roles and responsibilities;

  •
  Our executives' performance during 2016 in general and as measured against predetermined performance goals;

  •
  The nature, scope and level of our executives' responsibilities;

  •
  Our executives' effectiveness in leading the Company's initiatives to increase customer value, productivity and revenue growth;

  •
  The individual experience and skills of, and expected contributions from, our executives;

  •
  The executive's contribution to the Company's commitment to corporate responsibility, including the executive's success in creating a culture of unyielding integrity and compliance with applicable law and the Company's ethics policies;

  •
  The amounts of compensation being paid to our other executives;

  •
  The executive's contribution to our financial results;

  •
  Our executives' historical compensation at our Company; and

  •
  Any contractual commitments we have made to our executives regarding compensation.

        Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation. Compensation paid to our named executive officers in 2016 is discussed under each element. In the descriptions below, we have identified particular compensation objectives which we have designed our executive compensation programs to serve; however, we have designed our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

  Base Salary

        We pay our executives a base salary which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are, in part, established based on the individual experience, skills, expected contributions of our executives, and our executives' performance during the prior year.

        After a review of 2015 base salaries, and in consideration of the recommendations made by Radford, the annual base salaries of our named executive officers for 2016 and 2015 were as follows: Mr. Marsh—$600,000 in 2016 and 2015; Mr. Middleton—$375,000 in 2016 and 2015; Mr. Schmid—$391,000 in 2016 and 2015; and Mr. Conway—$280,000 in 2016 and 2015, and Mr. Crespo—$220,000 in 2016 and 2015. Our executives' base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his or her initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our Company, our executives' performance and increased experience, any changes in our executives' roles and responsibilities, and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of the market at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives, and other factors.

  Annual Incentive Bonuses

        Our named executive officers are eligible to receive annual incentive bonuses based on our pay-for-performance incentive compensation program. They are eligible to receive annual incentive bonuses primarily based upon their performance as measured against predetermined individual performance goals, including financial measures, achievement of strategic objectives, and other factors. The primary objective of this program is to motivate and reward our named executive officers for meeting individual performance goals. We do not believe that every important aspect of executive performance is capable of being specifically quantified in a predetermined performance goal. For example, events outside of our control may occur after we have established the named executive officers' individual performance goals for the year that require our named executive officers to focus their attention on different or other strategic initiatives; thus, the individual performance goals may be modified during the fiscal year by the President and Chief Executive Officer, or the Board of Directors in the case of the President and Chief Executive Officer himself, to account for such events.

        Within our pay-for-performance incentive compensation program, specific performance attainment levels are indicated for each performance goal. These performance attainment levels correlate to potential bonus award amounts that are calculated as a percentage of each executive's base salary.

        We established target and threshold attainment levels for each of our named executive officers based on a percentage of his or her base salary. For Mr. Marsh, the target and threshold levels were both set at 100% of his base salary. For Mr. Middleton and Mr. Schmid, the target and threshold levels were set at 100% and 65%, respectively, of their base salary. For Mr. Crespo, the target and threshold levels were set at 200% and 100%, respectively, of his base salary. For Mr. Conway, the target and threshold levels were set at 75% and 30%, respectively, of his base salary. Because the annual incentive bonuses are payable based on the achievement of each of several different performance goals, the executive officer may earn a bonus in an amount equal to between 0% and 100% (or 0% and 200% in the case of Mr. Crespo, and 0% and 75% in the case of Mr. Conway) of his base salary given his actual performance. If a performance goal is not met, then the executive does not earn the portion of the bonus award attributable to that objective. The threshold level for each performance goal is considered challenging for the executive to attain, and the executive would meet expectations if he achieved this level. The target attainment level is considered the maximum, or target, level for each performance goal because it is most challenging for the executive to attain, and the executive would need to exceed expectations to achieve this level. The threshold and target performance attainment levels are intended to provide for correspondingly greater or lesser incentives in the event that performance is within an appropriate range above or below the target performance attainment level.

        In order to link each executive's performance to corporate-wide strategy, the executives' individual performance goals directly correlate to our corporate milestones, which are recommended by management and adopted or modified by the Board of Directors after appropriate consideration and review. The executives' individual performance goals are determined in the same way as the corporate milestones such that management reviews how each executive may contribute to the corporate milestones and recommends individual performance goals to the Board of Directors. The Board of Directors, after appropriate consideration and review, approves or modifies the individual performance goals. For 2016, the individual performance goals, as well as the corporate milestones, included (i) annual product order targets, (ii) revenue, (iii) gross margins and (iv) operating cash flows. Each performance goal is given a relative weighting for each executive such that the achievement of (or failure to achieve) certain objectives has a greater impact on the potential bonus award. For 2016, the goals were weighted as follows for Messrs. Marsh, Middleton, Schmid, and Conway: order targets—25%, revenue—25%, gross margins—25% and operating cash flows—25%. For Mr. Crespo, the goals were weighted 50% towards order targets and 50% toward revenue. Because disclosure of the specific individual performance goals would give competitors information that could be leveraged for competitive advantage, we do not disclose these specific individual performance goals or our executives' actual performance against such goals.

        After completion of the fiscal year, initially the Chief Executive Officer and other members of management, as appropriate, make a recommendation to the Compensation Committee of the Board of Directors for each executive's potential bonus amount based on his level of attainment of each of his individual performance goals (with the exception of the Chief Executive Officer himself whose level of attainment is evaluated by the Compensation Committee directly). The Board of Directors, after review and discussion and recommendation from the Compensation Committee, determines the final level of attainment for each executive's individual performance goals.

        In 2016, Mr. Marsh earned a bonus of $300,000, or 50% of his annual base salary. Mr. Middleton earned a bonus of $187,500, or 50% of his annual base salary. Mr. Schmid earned a bonus of $195,500, or 50% of his annual base salary. Mr. Crespo earned a bonus of $440,000, or 200% of his annual base salary. Mr. Conway earned a bonus of $105,000, or 37.5% of his annual base salary. Annual bonus awards made to the named executive officers in 2017 for performance in 2016 are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table".

  Long-Term Equity Incentive Compensation

        We grant long-term equity incentive awards in the form of stock options and restricted stock to executives as part of our total compensation package. Consistent with our emphasis on pay-for-performance based incentive compensation, these awards represent a significant portion of total executive compensation. Based on the stage of our Company's development and the incentives we aim to provide to our executives, we have chosen to use either stock options or a combination of stock options and restricted stock as our long- term equity incentive awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by our Company.

        Additionally, the Board of Directors adopted stock ownership guidelines for executives, including the named executive officers, and these guidelines are also considered when granting long-term equity incentive awards to executives. The ownership guidelines provide a target level of Company equity holdings with which named executive officers are expected to comply within five (5) years or the date the individual is first appointed as an executive. The target stock holdings are determined as a multiple of the named executive officer's base salary (5x for the Chief Executive Officer and 3x for the other named executive officers) and then converted to a fixed number of shares using a 200-day average stock price. The following shares count in determining compliance with the stock ownership guidelines: (i) shares owned outright by the executive or his or her immediate family members residing in the same household; (ii) shares held in the Plug Power Inc. Savings and Retirement Plan; (iii) restricted stock issued as part of an executive's annual or other bonus whether or not vested; (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options times a factor of thirty-three percent; and (vi) shares held in trust. The named executive officers who are required to be in compliance with the stock ownership guidelines are in compliance.

        Stock option awards provide our executive officers with the right to purchase shares of Common Stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned on the basis of continued service and generally vest over three years, beginning with one-third vesting on the first anniversary of the grant date, one- third vesting on the second anniversary of the grant date and the final one-third vesting on the third anniversary of the grant date, subject to acceleration in certain circumstances. Stock option awards are made pursuant to our Amended and Restated 2011 Stock Option and Incentive Plan. Except as may otherwise be provided in the applicable stock option award agreement, stock option awards become fully exercisable upon a change of control. The exercise price of each stock option is the closing price of Common Stock on the NASDAQ Capital Market as of the option grant date.

        Grants to new hires and grants relating to an existing executive officer's promotion may be made on a periodic basis. All grants to executive officers are approved by the Compensation Committee. We consider a number of factors in determining the number of stock options, if any, to grant to our executives, including:

  •
  the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our named executive officers;

  •
  the vesting schedule of the unvested stock options held by our named executive officers; and

  •
  the amount and percentage of our total equity on a diluted basis held by our named executive officers.

        Restricted stock awards provide our executive officers with a long-term incentive alternative to the stock option awards. Restricted stock awards vest subject to both continued employment of the executive by the Company and either time-based vesting or vesting based on satisfaction of specified performance objectives.

  Broad-Based Benefits

        All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, and our 401(k) plan.

  Relationship of Executive Compensation to Risk

        The Compensation Committee considers whether the design of the Company's executive compensation program encourages senior executives to engage in excessive risk-taking. The Compensation Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company's incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements and stock ownership guidelines as described above. Based on its review, the Compensation Committee believes that the Company's executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary and excessive risk.

Our Executive Compensation Process

        The Compensation Committee of our Board of Directors is responsible for determining the compensation for our named executive officers. The Compensation Committee is composed entirely of non-employee directors who are "independent" as that term is defined in the applicable NASDAQ rules. In determining executive compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual incentive bonuses and performance measures, and grants of long-term equity incentive awards for each of our executives. The Chairman of the Compensation Committee makes recommendations to the Compensation Committee with regards to the Chief Executive Officer's compensation. The Compensation Committee makes its determination regarding executive compensation and then recommends such determination to the Board of Directors. The Board of Directors ultimately approves executive compensation.

        As a result, the total amount of compensation that we paid to our executives, the types of executive compensation programs we maintained, and the amount of compensation paid to our executives under each program has been determined by our Compensation Committee and Board of

Directors based on their understanding of the market, experience in making these types of decisions, and judgment regarding the appropriate amounts and types of executive compensation to provide.

Compensation Committee Report

        The following Report of the Compensation Committee of the Board of Directors on Executive Compensation will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

        The Compensation Committee reviews and evaluates individual executive officers and determines the compensation for each executive officer (See "Executive Compensation"). The Compensation Committee also oversees management's decisions concerning the performance and compensation of other Company officers, administers the Company's incentive compensation and other stock-based plans, evaluates the effectiveness of its overall compensation programs, including oversight of the Company's benefit, perquisite and employee equity programs, and reviews the Company's management succession plans. A more complete description of the Compensation Committee's functions is set forth in the Compensation Committee's charter which is published on the "Investors" section of the Company's website at www.plugpower.com. Each member of the Compensation Committee is an independent director as defined in the NASDAQ Rules.

        In general, the Compensation Committee designs compensation to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company's stockholders. We rely upon our judgment about each individual—and not on rigid guidelines or formulas, or short-term changes in business performance—in determining the amount and mix of compensation elements for each senior executive officer. Key factors affecting our judgments include: the executive's performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive's responsibilities; the executive's contribution to the Company's financial results; the executive's effectiveness in leading the Company's initiatives to increase customer value, productivity and revenue growth; and the executive's contribution to the Company's commitment to corporate responsibility, including the executive's success in creating a culture of unyielding integrity and compliance with applicable law and the Company's ethics policies.

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with Management. Based on its review and discussions with Management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company's proxy statement relating to the Company's 2017 annual meeting of stockholders. This report on executive compensation for is provided by the undersigned members of the Compensation Committee of the Board of Directors.

  Gary K. Willis (Chairman)
  George C. McNamee
  Douglas Hickey

Compensation Committee Interlocks and Insider Participation

        During 2016, Messrs. Willis (Chairman), McNamee and Hickey served as members of the Compensation Committee. None of them had any relationship with the Company requiring disclosure under applicable rules and regulations of the SEC.

Summary Compensation

        The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid in the last three fiscal years to the Company's named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Andrew J. Marsh	2016	600,000	—	—	1,303,125	300,000	13,750	(5)	2,216,875
President, Chief Executive	2015	600,000	—	—	1,475,000	450,000	13,750	(5)	2,538,750
Officer and Director	2014	548,077	—	—	4,500,000	300,000	13,766	(5)	5,361,843
Paul B. Middleton(6)	2016	375,000	—	—	417,000	187,500	13,750	(7)	993,250
Chief Financial Officer and	2015	375,000	—	—	491,750	281,250	40,750	(7)	1,188,750
Senior Vice President	2014	43,269	263,990	141,600	727,500	—	129,510	(7)	1,305,869
Jose Luis Crespo(8)	2016	220,000	—	—	278,000	440,000	13,750	(9)	951,750
Vice President—Global	2015	220,000	—	—	491,750	440,000	13,750	(9)	1,165,500
Sales	2014	—							—
Keith Schmid	2016	391,000	—	—	347,500	195,500	13,750	(10)	947,750
Chief Operating Officer and	2015	391,000	—	—	491,750	293,250	13,750	(10)	1,189,750
Senior Vice President	2014	317,500	—	—	1,800,000	167,500	52,232	(10)	2,337,232
Gerard L. Conway, Jr.	2016	280,000	—	—	208,500	105,000	13.750	(11)	607,250
General Counsel, Corporate	2015	280,000	—	—	393,400	157,500	13,750	(11)	844,650
Secretary and Senior Vice	2014	265,000	—	—	1,125,000	105,000	13,526	(11)	1,508,526
President

(1)
This column represents the dollar amount of the sign-on bonus paid to Mr. Middleton in 2014.

(2)
This column represents the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of Plug Power common stock on the date of grant. For additional information on stock awards, refer to note 14 of the Company's consolidated financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC. These amounts reflect the Company's accounting expense, excluding the impact of estimated forfeitures, for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(3)
This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 14 of the Company's consolidated financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC. These amounts reflect the Company's accounting expense, excluding the impact of estimated forfeitures, for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(4)
This column represents the dollar amount of bonuses paid to executives under our non-equity incentive plan.

(5)
Includes the Company's share of contributions on behalf of Mr. Marsh to the Plug Power 401(k) savings plan in the amount of $13,250, $13,250 and $13,250, in the years ended 2016, 2015 and 2014, respectively, and payments of $500, $500, and $516 for supplemental life insurance premiums in each of the years ended December 31, 2016, 2015 and 2014, respectively.

(6)
Mr. Middleton was hired as Chief Financial Officer and Senior Vice President effective December 1, 2014.

(7)
Includes the Company's share of contributions on behalf of Mr. Middleton to the Plug Power 401(k) savings plan in the amount of $13,250, 13,250 and $1,441 in the years ended December 31, 2016, 2015 and 2014, respectively, payment of $500, $500 and $180 for supplemental life insurance premiums in the years ended December 31, 2016, 2015 and 2014, respectively, and payment of $27,000 and $127,889 for moving and relocation expenses in the years ended December 31, 2015 and 2014.

(8)
Mr. Crespo became a named executive officer effective January 1, 2015.

(9)
Includes the Company's share of contributions on behalf of Mr. Crespo to the Plug Power 401(k) savings plan in the amount of $13,250, $13,250 in the years ended December 31, 2016 and 2015, and payment of $500 and $500 for supplemental life insurance in the years ended December 31, 2016 and 2015.

(10)
Includes the Company's share of contributions on behalf of Mr. Schmid to the Plug Power 401(k) savings plan in the amount of $13,250, $13,250, and $13,250, in the years ended December 31, 2016, 2015, and 2014, respectively, and payment of $500, $500, and $276, for supplemental life insurance premiums for the years ended December 31, 2016, 2015, and 2014, respectively, and payment of $38,706 for moving and relocation expenses for the year ended December 31, 2014.

(11)
Includes the Company's share of contributions on behalf of Mr. Conway to the Plug Power 401(k) savings plan in the amount of $13,250, $13,250 and $13,250 in the years ended December 31, 2016, 2015 and 2014, respectively, payments of $500, $500, and $276 for supplemental life insurance premiums in each of the years ended December 31, 2016, 2015, and 2014, respectively.

Grants of Plan-Based Awards

				All Other Option Awards: Number of Securities Underlying Options (#)(1)
	Estimated future payouts under non-equity incentive plan awards					Grant Date Fair Value of stock and option Awards(3)
					Exercise or Base Price of Option Awards ($/Sh)(2)
Name	Threshold ($)	Target ($)	Grant Date
Andrew Marsh	600,000	600,000	08/09/16	937,500	1.72	1,303,125
Paul B. Middleton	243,750	375,000	08/09/16	300,000	1.72	417,000
Jose Luis Crespo	220,000	440,000	08/09/16	200,000	1.72	278,000
Keith Schmid	254,150	391,000	08/09/16	250,000	1.72	347,500
Gerard L. Conway, Jr	84,000	210,000	08/09/16	150,000	1.72	208,500

(1)
This column shows the number of stock options granted in 2016 to the named executives. These options generally vest and become exercisable ratably in three equal annual installments, beginning one year from the date of grant.

(2)
This column shows the per share exercise price for the stock options granted, which was the closing price of Plug Power common stock on the date of grant.

(3)
This column represents the aggregate grant date fair value of the stock awards and option awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 14 of the Company's consolidated financial statements in the Form 10-K for the year ended December 31, 2016, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by the named executives.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock options and stock awards by the named executive officers as of December 31, 2016. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the section titled "Compensation Discussion and Analysis."

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares Stock That Have Not Vested
Andrew Marsh	40,000	—	35.80	4/8/18	—	—
	250	—	9.50	5/20/19	—	—
	106,600	—	6.10	4/13/21	—	—
	200,000	—	2.17	12/13/21	—	—
	200,000	—	0.37	7/24/23	—	—
	666,667	333,333	5.39	7/24/24	—	—
	250,000	500,000	2.43	7/23/25	—	—
	—	937,500	1.72	8/9/26	—	—
Paul B. Middleton	166,667	83,333	3.54	12/1/24	—	—
	83,333	166,667	2.43	7/23/25	—	—
	—	300,000	1.72	8/9/26	—	—
	—	—	—	—	13,333	16,000
Keith Schmid	400,000	—	0.57	10/23/23	—	—
	266,667	133,333	5.39	7/24/24	—	—
	83,333	166,667	2.43	7/23/25	—	—
		250,000	1.72	8/9/26	—	—
Gerard L. Conway, Jr.	3,000	—	37.50	2/14/17	—	—
	2,700	—	26.00	1/24/18	—	—
	250	—	9.50	5/20/19	—	—
	41,000	—	6.10	4/13/21	—	—
	16,666	—	2.17	12/13/21	—	—
	133,333	—	0.37	7/24/23	—	—
	166,667	83,333	5.39	7/24/24	—	—
	66,667	133,333	2.43	7/23/25	—	—
	—	150,000	1.72	8/9/26	—	—
Jose Luis Crespo	133,333	66,667	4.41	2/26/24	—	—
	33,333	16,667	5.39	7/24/24	—	—
	83,333	166,667	2.43	7/23/25	—	—
		200,000	1.72	8/9/26	—	—

(1)
This column represents the number of shares that have not yet vested.

(2)
This column represents the market value of the unvested restricted stock awards using the stock price at the end of fiscal year 2016.

Option Exercises and Stock Vested in Fiscal 2016 Table

	Option awards			Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)		Number of shares acquired on vesting	Value realized on vesting
Andrew Marsh	—		—	122,222	$218,777
Gerard L. Conway, Jr.		$		11,111	$19,889
Paul B. Middleton				13,334	$18,934

Employment Agreements

        The Company and Mr. Marsh are parties to an employment agreement which renews automatically for successive one-year terms unless Mr. Marsh or the Company gives notice to the contrary. Mr. Marsh receives an annual base salary of $600,000 and is eligible to: (i) receive an annual incentive bonus of up to an amount equal to one hundred percent (100%) of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit and executive perquisites. Mr. Marsh's employment may be terminated by the Company with or without "Cause", as defined in the agreement, or by Mr. Marsh for "Good Reason", as defined in the agreement, or without "Good Reason" upon written notice of termination to the Company. If Mr. Marsh's employment is terminated by the Company for any reason other than Cause, death or disability, or in the event that Mr. Marsh terminates his employment with the Company and is able to establish "Good Reason", the Company is obligated to pay Mr. Marsh the sum of the following amounts:

  (a)
  one (1) times annual base salary and

  (b)
  one (1) times the annual incentive bonus for the immediately preceding fiscal year.

        In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by Mr. Marsh will accelerate vesting as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, the Company is required to continue paying for health insurance and other benefits for Mr. Marsh and his eligible family members for twelve (12) months following his termination. The agreement also provides, among other things, that if, within twelve (12) months after a "Change in Control", as defined in the agreement, the Company terminates Mr. Marsh's employment without Cause, then he is be entitled to:

            (i)  receive a lump sum payment equal to three (3) times the sum of (1) his current annual base salary plus (2) his average annual incentive bonus over the three (3) fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change of Control, if higher),

           (ii)  accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination, and

          (iii)  receive benefits, including health and life insurance for twelve (12) months following the Change of Control.

        The Company and Messrs. Middleton, Schmid, Conway, and Crespo are parties to Executive Employment Agreements pursuant to which if any of their employment is terminated by the Company for any reason other than "Cause", as defined in the agreement, death or disability, or in the event that any terminates his employment with the Company and is able to establish "Good Reason", as defined in the agreement, the Company is obligated to pay each an amount equal to his annual base salary. In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by each will accelerate vesting as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, the Company is required to continue paying for a portion of health insurance for each and his eligible family members for twelve (12) months following his termination.

        In addition, Messrs. Middleton, Schmid, Conway and Crespo are entitled to exercise any vested stock options for twelve (12) months following the date of termination and the Company is required to continue paying health insurance and other benefits to each and his eligible family members for twelve (12) months following his termination. The Executive Employment Agreements also provide, among other things, that if, within twelve (12) months after a "Change in Control", as defined in the agreement, the Company terminates such executive's employment without Cause, then such executive shall be entitled to:

  (i)
  receive a lump sum payment equal to the sum of (1) his average annual base salary over the three (3) fiscal years immediately prior to the Change of Control (or the executive's annual base salary in effect immediately prior to the Change of Control, if higher) and (2) his average annual bonus over the three (3) fiscal years prior to the Change in Control (or the executive's annual bonus in effect immediately prior to the Change of Control, if higher),

  (ii)
  accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination, and

  (iii)
  receive benefits, including health and life insurance for twelve (12) months following the Change of Control.

        The Company and Messrs. Marsh, Middleton, Schmid, Conway and Crespo are parties to employment agreements, respectively, that provide for a potential payment upon termination of employment other than for "Cause" as discussed above in Employment Agreements.

        Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive's respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive. We agreed to provide severance payments to such executives in these circumstances based on our negotiations with each of our executives at the time they joined our Company, or as negotiated subsequent to hiring, and in order to provide a total compensation package that we believed to be competitive. Additionally, we believe that providing severance upon a termination without cause can help to encourage our executives to take the risks that we believe are necessary for our Company to succeed and also recognizes the longer hiring process typically involved in hiring a senior executive.

        If Mr. Marsh had been terminated without cause on December 31, 2016, the approximate value of the severance package, including, as mentioned above in Employment Agreements, salary, benefits and equity awards, under his employment agreement would have been $1,093,088. If Mr. Middleton, Mr. Schmid, Mr. Conway, or Mr. Crespo had been terminated without cause on December 31, 2016, the approximate value of the severance packages, including, as mentioned above in Employment Agreements, salary, benefits and equity awards, under the employment agreement for such named executive would have been: Mr. Middleton—$689,762, Mr. Schmid—$718,685, Mr. Conway—$465,236, and Mr. Crespo—$677,241.

        The Company and Messrs. Marsh, Middleton, Schmid, Conway, and Crespo are parties to employment agreements, respectively, that provide for a potential payment upon a "Change of Control", as discussed above in Employment Agreements. Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive's respective agreement or any non-compete, non-solicit or non- disclosure covenants in any agreement between the Company and such executive.

        We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change-in-control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change-in-control transaction. We believe that this will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.

        If a change-in-control had occurred on December 31, 2016 and on that date Mr. Marsh, Mr. Middleton, Mr. Schmid, Mr. Conway, or Mr. Crespo had been terminated without Cause, experienced a material negative change in his or her compensation or responsibilities or was required to be based at a location more than fifty (50) miles from his or her current work location, the value of the change-of- control payments and benefits under the employment agreements for each such named executive would have been as follows: Mr. Marsh—$3,170,973, Mr. Middleton—$672,127, Mr. Schmid—$699,460, Mr. Conway—$451,082 and Mr. Crespo—$667,216. The employment agreements provide for a modified cutback of the payments in the event that the total value of all change in control benefits exceed the maximum benefit that allows for a tax deduction for the Company under Section 280G of the Internal Revenue Code of 1986, as amended. The foregoing numbers do not reflect any cutback.

 PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S
AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

Summary of the Second Amendment and Restatement of the Amended and Restated 2011 Plan

        The stockholders are being asked to approve an amended and restatement of the Amended and Restated 2011 Stock Option and Incentive Plan (the "Amended and Restated 2011 Plan") to, among other things, increase the number of shares of Common Stock authorized for issuance under the Amended and Restated 2011 Plan from 17,000,000 shares to 30,000,000 shares, an increase of 13,000,000 shares. On May 10, 2017, upon the recommendation of the Compensation Committee, our Board of Directors approved an amendment and restatement of the Amended and Restated 2011 Plan, subject to approval from our stockholders at the annual meeting. Our named executive officers and directors have an interest in this proposal, as each of them is eligible to receive grants under the Amended and Restated 2011 Plan.

        Stockholder approval of the Amended and Restated 2011 Plan, as amended and restated (the "Second Amended and Restated 2011 Plan"), will also serve as a re-approval of the performance measures set for in the Amended and Restated 2011 Plan, as further described below under the section entitled "Qualified Performance-Based Compensation under Code Section 162(m)."

        As of May 1, 2017, 866,119 shares of Common Stock were available for issuance under the Amended and Restated 2011 Plan. We currently expect that these shares, together with shares which become available due to the cancellation of outstanding awards, will be insufficient for awards to new hires, directors and existing employees.

        As of May 1, 2017, there were stock options to acquire 14,737,132 shares of Common Stock outstanding under the Company's equity compensation plans with a weighted average exercise price of $2.88 and weighted average remaining term of 7.64 years. In addition, as of May 1, 2017, there were 13,333 unvested full-value awards outstanding under the Company's equity compensation plans. Other than the foregoing, no other awards under the Company's equity compensation plans were outstanding as of May 1, 2017.

Rationale for Share Increase

        We believe strongly that the increase of shares issuable under the Amended and Restated 2011 Plan is essential to our continued success. Our employees are our most valuable assets. At our current and projected growth rate, we anticipate that we will grant shares to support new employee growth, employee retention efforts, director compensation and other stock-based incentive programs. Our Board has determined that it is in the best interest of the Company and our stockholders to increase the shares issuable under the Amended and Restated 2011 Plan. The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees.

Burn Rate

        The following table sets forth information regarding historical awards granted and earned for the 2014 through 2016 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average common shares outstanding for that year, for each of the last three fiscal years:

	2016	2015	2014
Stock Options Granted	3,702,500	3,960,000	4,246,000
Time-Based Full-Value Shares Granted	139,267	117,604	122,679
Adjusted Full-Value Shares Granted(1)	208,901	176,406	184,019
Total Awards Granted(2)	3,911,401	4,136,406	4,430,019
Weighted average common shares outstanding during the fiscal year	180,619,860	176,067,231	159,228,815
Annual Burn Rate	2.2%	2.3%	2.8%
Three-Year Average Burn Rate(3)	2.4%

(1)
In accordance with the Amended and Restated 2011 Plan, Adjusted Full-Value Awards Granted represents the sum of Time-Based Full Value Awards Granted multiplied by 1.5.

(2)
Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards.

(3)
As illustrated in the table above, our three-year average burn rate for the 2014-2016 period was 2.4%, which is above the ISS industry category burn rate threshold of 2%.

        If our request to increase the share reserve of the Amended and Restated 2011 Plan by an additional 13,000,000 shares is approved by stockholders, we will have approximately 13.9 million shares available for grant under the Second Amended and Restated 2011 Plan, which is based on 866,119 shares available for grant under the Amended and Restated 2011 Plan at May 1, 2017, and the 13,000,000 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our stockholders would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next 36 months.

Vote Required for Approval

        A quorum being present, the affirmative vote of a majority of the shares of Common Stock (treating the Series C Preferred Stock on an as-converted to Common Stock basis) present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Second Amended and Restated 2011 Plan. For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes cast on this proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PLUG POWER INC.
AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

Summary of the Second Amended and Restated 2011 Stock Option and Incentive Plan

        The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the current employees, consultants, officers and non-employee directors and prospective employees of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the plan with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following description of certain features of the Second Amended and Restated 2011 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Second Amended and Restated 2011 Plan, as set forth in Appendix A, attached hereto.

        The material features of the Second Amended and Restated 2011 Plan are:

  •
  The maximum number of shares to be issued under the Second Amended and Restated 2011 Plan is the sum of (i) 30,000,000 shares of Common Stock, plus (ii) the number of shares of Common Stock underlying any grants pursuant to the Amended and Restated 2011 Plan or the 1999 Stock Option and Incentive Plan (the 1999 Plan) that are forfeited, canceled, repurchased or are terminated (other than by exercise);

  •
  Grants of "full-value" awards are deemed for purposes of determining the number of shares available for future grants under the Second Amended and Restated 2011 Plan as an award for 1.5 shares for each share of Common Stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of Common Stock subject to the award;

  •
  Shares tendered or held back for taxes will not be added back to the reserved pool under the Second Amended and Restated 2011 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the Award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance and cash-based awards is permitted;

  •
  Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards;

  •
  Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

  •
  Any material amendment to the Second Amended and Restated 2011 Plan is subject to approval by our stockholders; and

  •
  The Second Amended and Restated 2011 Plan will expire on June 28, 2027.

        Based solely on the closing price of Common Stock as reported by the NASDAQ on May 1, 2017 and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase described herein, the maximum aggregate market value of Common Stock that could potentially be issued under the Second Amended and Restated 2011 Plan is

$65,818,143. The shares we issue under the Second Amended and Restated 2011 Plan will be authorized but unissued shares or shares that we reacquire. The shares of Common Stock underlying any awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the Second Amended and Restated 2011 Plan are added back to the shares of Common Stock available for issuance under the Second Amended and Restated 2011 Plan.

  Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the Second Amended and Restated 2011 Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the Second Amended and Restated 2011 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the stock; (4) economic value-added; (5) achievement of sales or revenue; (6) acquisitions or strategic transactions; (7) product development or quality; (8) operating income (loss); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) return on capital, assets, equity, or investment; (11) total stockholder returns; (12) return on sales; (13) gross or net profit levels; (14) productivity; (15) expenses; (16) margins; (17) operating efficiency; (18) capital raising transactions; (19) debt transactions; (20) working capital; (21) earnings (loss) per share of Common Stock; (22) sales or market shares; and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 2,500,000 shares of Common Stock for any performance cycle and options or stock appreciation rights with respect to no more than 5,000,000 shares of Common Stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $7,500,000 for any performance cycle.

        Administration.    The Compensation Committee of our Board of Directors will administer the Second Amended and Restated 2011 Plan. The Compensation Committee of our Board of Directors is responsible for reviewing all of our executive compensation plans.

        Eligibility.    All of our employees, consultants and non-employee directors will be eligible to be granted awards under the Second Amended and Restated 2011 Plan. An employee, consultant or non-employee director granted an award will be a participant under the Second Amended and Restated 2011 Plan.

        Number of Shares Available for Issuance.    The maximum number of shares of Common Stock that are authorized for issuance under the Second Amended and Restated 2011 Plan prior to this amendment and restatement is 17,000,000. The maximum number of shares of Common Stock that will be authorized for issuance under the Second Amended and Restated 2011 Plan following this amendment and restatement will be 30,000,000. Shares issued under the Second Amended and Restated 2011 Plan may be treasury shares or authorized but unissued shares. In the event the number of shares to be delivered upon the exercise or payment of any award granted under the Second Amended and Restated 2011 Plan is reduced for any reason or in the event that any award (or portion thereof) can no longer be exercised or paid, the number of shares no longer subject to such award shall be released from such award and shall thereafter be available under the Second Amended and

Restated 2011 Plan for the grant of additional awards. Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the plan administrator may ratably adjust the aggregate number and affected class of securities available under the Second Amended and Restated 2011 Plan.

        Types of Awards.    The plan administrator may grant the following types of awards under the Second Amended and Restated 2011 Plan: stock options; restricted stock; or other stock-based awards. Stock options awarded under the Second Amended and Restated 2011 Plan may be nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. With the exception of incentive stock options, the plan administrator may grant, from time to time, any of the types of awards under the Second Amended and Restated 2011 Plan to our employees, consultants and non-employee directors. Incentive stock options may only be granted to our employees.

        Effect of Awards.    For purposes of determining the number of shares of Common Stock available for issuance under the Second Amended and Restated 2011 Plan, the grant of any "full value" award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as 1.5 shares for each share of Common Stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of Common Stock actually subject to the award.

        Stock Options.    A stock option is the right to acquire shares of Common Stock at a fixed price for a fixed period of time and generally is subject to a vesting requirement. To date, as a matter of practice, options have generally been subject to a three-year vesting period, with one-third of the total award vesting at the first anniversary of the grant date and the remainder vesting in equal thirds each anniversary thereafter. A stock option will be in the form of a nonqualified stock option or an incentive stock option. The exercise price is set as the market price on the grant date. The option exercise price may not be reduced after the date of grant, other than to appropriately reflect change in our capital structure. The term of a stock option may not exceed ten years or five years in the case of incentive stock options granted to a 10% owner. After termination of an optionee, he or she may exercise his or her vested options for the period of time stated in the stock option agreement. If termination is for cause, vested options may no longer be exercised. In all other cases, the vested options will remain exercisable for executives twelve (12) months. However, an option may not be exercised later than its expiration date.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant. The maximum term of a stock appreciation right is ten years.

        Restricted Stock.    A restricted stock award is an award entitling the recipient to acquire, at par value or such other higher purchase price determined by the administrator, shares of stock subject to such restrictions and conditions as the administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a restricted stock award is contingent on the participant executing the restricted stock award agreement. Restricted stock awards are shares of Common Stock that are subject to cancellation, restrictions and vesting conditions, as determined by the plan administrator. Restricted stock awards generally vest over three years, beginning with one-third vesting one year after the date of grant, then pro-rata vesting monthly thereafter. Restricted stock awards are made pursuant to the Second Amended and Restated 2011 Plan.

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock unit award, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the Second Amended and Restated 2011 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of Common Stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. These awards granted to employees will have a performance period of at least one year.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Second Amended and Restated 2011 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

        Change of Control Provisions.    The Second Amended and Restated 2011 Plan provides that upon the effectiveness of a "sale event" as defined in the Second Amended and Restated 2011 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights shall become fully exercisable and the restrictions and conditions on all such other awards with time-based conditions will automatically be deemed waived. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee's discretion. In addition, in the case of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights in exchange for the cancellation thereto.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The Second Amended and Restated 2011 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the Second Amended and Restated 2011 Plan, to certain limits in the Second Amended and Restated 2011 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the Second Amended and Restated 2011 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to the exercise or vesting of such award.

        Amendments and Termination.    The Board may at any time amend or discontinue the Second Amended and Restated 2011 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the Second Amended and Restated 2011 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Second Amended and Restated 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of Second Amended and Restated 2011 Plan.    The Board approved the Second Amended and Restated 2011 Plan on May 10, 2017. Awards of incentive options may be granted under the Second Amended and Restated 2011 Plan until June 28, 2027. No other awards may be granted under the Second Amended and Restated 2011 Plan after the date that is 10 years from the date of stockholder approval or June 28, 2027.

        Because the grant of awards under the Second Amended and Restated 2011 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Second Amended and Restated 2011 Plan.

  Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Second Amended and Restated 2011 Plan. It does not describe all federal tax consequences under the Second Amended and Restated 2011 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the Second Amended and Restated 2011 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the Second Amended and Restated 2011 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Second Amended and Restated 2011 Plan is structured to allow certain awards to qualify as performance-based compensation.

  Equity Compensation Plan Information

        The following table provides information as of December 31, 2016 regarding the shares of Common Stock that may be issued upon the exercise of options, restricted stock and Common Stock warrants under the Company's 1999 Stock Option and Incentive Plan and the Company's Amended and Restated 2011 Stock Option and Incentive Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:	13,213,387	(1)	2.94	997,841	(2)
Equity compensation plans not approved by security holders:	1,560,000	(3)	2.60	—
Total	14,773,387			997,841

(1)
Represents 470,614 outstanding options issued under the 1999 Plan, 12,729,440 outstanding options issued under the Amended and Restated 2011 Plan, and 13,333 shares of restricted stock issued under the Amended and Restated 2011 Plan.

(2)
Includes shares available for future issuance under the Amended and Restated 2011 Plan.

(3)
Included in "equity compensation plans not approved by security holders" are shares granted to new employees for key positions within the Company. No specific shares have been allocated for this purpose, but rather equity awards are approved by the Company's Board of Directors in specific circumstances.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2011 STOCK OPTION AND
INCENTIVE PLAN

 PROPOSAL 3: APPROVAL OF THE CHARTER AMENDMENT

Summary

        The Board of Directors has adopted a resolutions approving, and recommending that the stockholders approve, an amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 450,000,000 shares to 750,000,000 shares, an increase of 300,000,000 shares. The authorized capital stock of the Company currently consists of 450,000,000 shares of Common Stock and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. If the proposed amendment is approved, the authorized capital stock of the Company will consist of 750,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share consisting of 170,000 shares of previously designated Series A Junior Participating Cumulative Preferred Stock, 10,431 shares of previously designated Series C Redeemable Convertible Preferred Stock, 18,500 shares of previously designated Series D Convertible Preferred Stock and 4,801,069 shares of undesignated preferred stock.. The form of the Fourth Certificate of Amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock is attached as Appendix B to this Proxy Statement (the "Charter Amendment").

        The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for use in connection with potential future financings, investment opportunities, acquisitions, employee benefit plans or for other corporate purposes. The Company has no commitments at this time for the issuance of the additional authorized Common Stock, but desires to position itself to do so when needs arise and market conditions warrant.

        As of the Record Date, there were 223,440,581 shares of Common Stock issued and outstanding and 80,842,605 shares reserved for issuance, leaving a balance of 145,716,814 shares of authorized and unissued Common Stock available for issuance. The Company is obligated to reserve for future issuance a sufficient number of shares of Common Stock to meet the Company's obligations to issue Common Stock upon the exercise and conversion of the Company's Series C Preferred Stock, outstanding warrants to purchase Common Stock and outstanding options and other compensatory equity awards. The Company was obligated to reserve 80,842,605 shares as of the Record Date.

        If the proposed amendment is approved by the stockholders, 300,000,000 shares of additional Common Stock will be authorized for issuance and the additional authorized Common Stock may be issued by the Company without any further action by the stockholders. The issuance of additional authorized shares, may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares could also enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

Vote Required for Approval

        A quorum being present, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (treating the Series C Preferred Stock on an as-converted to Common Stock basis) is required for the approval of the Charter Amendment. For purposes of determining whether this proposal has passed, abstentions and broker non-votes will not be counted as having been voted for the proposal and therefore will have the same effect as negative votes.

        The vote on the approval of the Charter Amendment is a vote separate and apart from the vote on the Restricted Stock Issuance (as hereinafter defined). Accordingly, you may vote to approve the Charter Amendment and vote not to approve the Restricted Stock Issuance and vice versa.

Impact of Failure to Approve the Proposal

        The proposed increase in the Company's authorized Common Stock under this Proposal 3 (the Charter Amendment) is not required or necessary for the proposed issuance of Common Stock under the Warrant (as hereinafter defined). As of May 1, 2017, the Company had 145,716,814 shares of authorized, unissued and unreserved Common Stock available for issuance as Warrant Shares (as hereinafter defined) upon exercise of the Warrant. If fully vested, the Warrant would be exercisable for an aggregate of 55,286,696 shares of Common Stock. If Proposal 4 (the Restricted Stock Issuance) is approved by stockholders, but the Charter Amendment is not approved by stockholders, then the Warrant will be exercisable for, and the Company will be permitted to issue, up to the total number of Warrant Shares subject to the Warrant.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE CHARTER AMENDMENT.

 PROPOSAL 4: APPROVAL OF THE RESTRICTED STOCK ISSUANCE

Background Information

        On April 4, 2017, the Company and Amazon.com, Inc. ("Amazon") entered into a Transaction Agreement (the "Transaction Agreement"), pursuant to which the Company agreed to issue to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon ("NV Investment"), a warrant (the "Warrant") to acquire up to 55,286,696 shares (the "Warrant Shares") of Common Stock, subject to certain vesting events described below and adjustment in certain cases. The Company and Amazon entered into the Transaction Agreement in connection with existing commercial agreements between the Company and Amazon with respect to the deployment of the Company's GenKey fuel cell technology at Amazon distribution centers. The existing commercial agreements contemplate future purchase orders for the Company's fuel cell technology. The vesting of the Warrant, described below, is linked to payments made by Amazon or its affiliates (directly or indirectly through third parties) pursuant to the existing commercial agreements. The Board of Directors believes that the transactions contemplated by the Warrant and the Transaction Agreement (together, the "Amazon Investment Documents") help to align the Company's and Amazon's interests in the context of the parties' commercial relationship and will result in significant benefits to the Company and its stockholders over the long-term.

        The Warrant Shares will vest based on Amazon's payment of up to $600 million to the Company in connection with Amazon's purchase of goods and services from the Company. The first tranche of 5,819,652 Warrant Shares vested upon the execution of the Warrant and other transaction documents. The second tranche of 29,098,260 Warrant Shares will vest in four installments of 7,274,565 Warrant Shares each time Amazon or its affiliates, directly or indirectly through third parties, make an aggregate of $50 million in payments to the Company, up to payments totaling $200 million in the aggregate. The exercise price for the first and second tranches of Warrant Shares will be $1.1893 per share. After Amazon has made payments to the Company totaling $200 million, the third tranche of 20,368,784 Warrant Shares will vest in eight installments of 2,546,098 Warrant Shares each time Amazon or its affiliates, directly or indirectly through third parties, make an aggregate of $50 million in payments to the Company, up to payments totaling $400 million in the aggregate. The exercise price of the third tranche of Warrant Shares will be an amount per share equal to ninety percent (90%) of the 30-day volume weighted average share price of the Common Stock (the "30-Day VWAP") as of the first vesting date of the third tranche of Warrant Shares. The Warrant is exercisable through April 4, 2027. The exercise price and the Warrant Shares issuable upon exercise of the Warrant are subject to customary anti-dilution adjustments.

        A more detailed discussion of the Amazon Investment Documents is provided below under the heading "The Amazon Investment Documents." The Transaction Agreement and the Warrant are attached as exhibits to the Company's current report on Form 8-K filed with the SEC on April 5, 2017.

        The Warrant may be exercisable for up to 55,286,696 shares of the Common Stock, representing approximately 29% of the 191,210,356 shares of the Common Stock issued and outstanding on April 4, 2017, and the number of shares is subject to adjustment in certain cases. Further, the exercise price of $1.1893 per share for the first and second tranches of Warrant Shares is less than the $1.32 closing bid price per share of the Common Stock on April 3, 2017, the trading day preceding the execution of the Amazon Investment Documents. The exercise price of the third tranche of Warrant Shares, when determined, may also be less than the $1.32 closing bid price per share of the Common Stock on April 3, 2017. As a result, the issuance of the Warrant and the exercise thereof may result in NV Investment owning more than 20% of the Common Stock or voting power outstanding immediately prior to the Company entering into the Amazon Investment Documents (the "NASDAQ Share Limitation"). To the extent any exercise of the Warrant would result in the issuance of shares of Common Stock equal to or in excess of the NASDAQ Share Limitation for less than the greater of book value of the Common Stock and market value of the Common Stock, such issuance is subject to the prior approval of our stockholders as required under the listing rules of the NASDAQ Capital Market (the "Restricted Stock Issuance").

        Pursuant to the Transaction Agreement, the Company is required to seek stockholders approval of the Restricted Stock Issuance at the Annual Meeting, and in the event such approval is not obtained at the Annual Meeting, the Company is required to seek such approval at a meeting of the stockholders at least once each calendar year and within thirteen months of the previous meeting of the stockholders at which such approval was sought until approval is obtained or the Warrant is no longer outstanding.

The Amazon Investment Documents

        The following is a summary of the key terms of the Amazon Investment Documents:

Transaction Agreement

        The Transaction Agreement sets forth certain governance arrangements and provisions relating to Amazon's equity interest in the Company.

        The Transaction Agreement includes customary representations and warranties of the Company, including representations and warranties relating to the following:

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  the organization and authority of the Company and its subsidiaries;

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  the Company's capital structure;

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  due authorization and enforceability of the Warrant, the Transaction Agreement and the other agreements with Amazon;

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  the absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws;

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  required regulatory filings and approvals of governmental entities;

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  documents filed with the SEC and financial statements;

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  internal controls and disclosure controls and procedures;

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  the absence of a material adverse effect;

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  the absence of certain litigation and liabilities;

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  the inapplicability of anti-takeover statutes or provisions in the Company's organizational documents;

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  the disclosure of related party transactions; and

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  broker's fees payable in connection with the transactions.

        The Transaction Agreement includes customary representations and warranties of Amazon, including those relating to the organization and authority of Amazon, the due authorization and enforceability of the agreements with the Company, the absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws, required regulatory filings and approvals of governmental entities, Amazon's lack of ownership of our Common Stock or securities representing rights to acquire our Common Stock and broker's fees payable in connection with the transactions.

        The Transaction Agreement includes customary covenants and agreements between the Company and Amazon, including, but not limited to, covenants relating to:

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  the Company not taking any action that would cause the transactions to be subject to anti-takeover provisions or any shareholder rights plan;

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  the efforts required by the parties to obtain any required regulatory approvals;

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  cooperation between the Company and Amazon in connection with public announcements;

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  unless otherwise provided, the responsibility of each party to bear and pay costs and expenses incurred by it in connection with the transactions; and

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  compliance with applicable securities laws.

        The Transaction Agreement requires that the Company seek stockholder approval of the Restricted Stock Issuance at the Annual Meeting. The Company has agreed to use reasonable best efforts to obtain stockholder approval of the Restricted Stock Issuance at the Annual Meeting.

        The Transaction Agreement contains certain restrictions on Amazon's ability to transfer the Warrant and the Warrant Shares. Other than Permitted Transfers (as defined below), Amazon may not transfer (i) the Warrant, (ii) any Warrant Shares to a person that owns more than 10% of the outstanding Common Stock (other than transfers of Warrant Shares in an open market sale of Common Stock or pursuant to an underwritten offering), or (iii) Warrant Shares that represent greater than 10% of the outstanding Common Stock in a single transaction (other than transfers of Warrant Shares in an open market sale of Common Stock or pursuant to an underwritten offering). For purposes of the Transaction Agreement, the term "Permitted Transfer" means transfers (1) to a wholly owned subsidiary that executes a joinder to the Transaction Agreement; (2) in connection with certain acquisition transactions approved by the Board, (3) required by, or reasonably necessary, in order for Amazon to obtain governmental approval for an acquisition, (4) in connection with certain acquisitions of persons that already hold equity securities of the Company or (5) required under applicable law.

        The Transaction Agreement contains certain customary standstill restrictions that remain in effect during the period from the execution of the Transaction Agreement until such time as Amazon and its affiliates beneficially own less than ten percent (10%) of the outstanding shares of Common Stock (the "Standstill Period"). Among other things, the standstill restrictions prohibit Amazon, during the Standstill Period, from:

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  acquiring equity securities, derivative instruments, or debt securities of the Company other than (i) pursuant to the Warrant Shares acquired in accordance with the Transaction Agreement, (ii) as a result of a stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving equity securities of the Company or (iii) by a transfer of the Warrant to Amazon or a wholly owned subsidiary of Amazon;

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  engaging in a proxy solicitation with respect to the Company;

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  calling or seeking to call a meeting of Company stockholders or initiating any stockholder proposal;

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  nominating or seeking to nominate any person to the Board;

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  depositing voting securities of the Company into a voting trust or entering into a voting agreement or granting a proxy to any other person;

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  announcing, entering into, or proposing a merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries other than as set forth in the Transaction Agreement;

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  either alone or in concert with others, seeking to control or influence the management or the policies of the Company (other than through the appointment of an Amazon designee);

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  taking actions that would reasonably be expected to make public disclosure of any of the events listed above;

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  advising or knowingly assisting or encouraging or entering into any discussions, negotiations or arrangements with any other persons in connection with the foregoing;

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  forming, joining or in any way participating in a group (other than a group consisting solely of Amazon and/or any of its affiliates) with respect to any voting securities of the Company; or

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  publicly disclosing any intention, plan or proposal with respect to any of the foregoing.

        Notwithstanding any of the standstill restrictions, Amazon is not prohibited from making or more confidential proposals to the Company or the Board of Directors regarding an acquisition of the Company. In addition, the standstill restrictions terminate upon the public announcement by the Company that it has entered into a definitive agreement regarding an acquisition of the Company or upon the commencement of certain tender or exchange offers.

        During the Standstill Period, Amazon and its affiliates may vote their shares of Common Stock for which they are entitled to vote, up to 14.9% of the Company's outstanding shares of Common Stock, in their sole and absolute discretion, provided that Amazon and its affiliates are required to vote all of their shares of Common Stock for which they are entitled to vote in excess of 14.9% of the Company's outstanding shares of Common Stock in accordance with the recommendation of the Board of Directors. Amazon has granted the Company, including our Chief Executive Officer and Chairman of the Board of Directors, a proxy to vote its shares of the Common Stock in the manner described above. The proxy is irrevocable during the term of the Transaction Agreement.

        The Transaction Agreement requires that Amazon provide the Company with a valuation of the Warrant for tax purposes within 90 days after the Warrant is issued, which valuation shall account for the vesting provisions and any other relevant economic assumptions or inputs and shall be binding on the Company and Amazon. The Transaction Agreement requires that the Company and Amazon treat the issuance of the Warrant (i) as a closed, taxable transaction occurring on the date of the Warrant issuance, rather than as an open transaction, for U.S. tax purposes, and (ii) not as a transaction in connection with the performance of services within the meaning of Section 83 of the Code. Pursuant to the Transaction Agreement, neither the Company nor Amazon may take any position for tax purposes that is inconsistent with the foregoing, unless required by applicable law.

        The Transaction Agreement obligates both the Company and Amazon, as promptly as reasonably practicable after written notice from Amazon, to file the appropriate notices and take such action as may be required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

        The Transaction Agreement also contains certain registration right provisions. Under the Transaction Agreement, Amazon has up to three (3) demand registration rights, shelf registration rights and piggyback registration rights.

        The Transaction Agreement may be terminated with the consent of both parties, or by Amazon unilaterally in the event that (1) clearance under the HSR Act (if required) is not obtained within six months of filing or (2) stockholder approval of the Restricted Stock Issuance is not obtained at the Annual Meeting. If Amazon elects to terminate the Transaction Agreement as a result of the failure of the stockholders to approve the Restricted Stock Issuance at the Annual Meeting, Amazon must give prior written notice of such termination not later than the 90th day after the date of the Annual Meeting (or the date to which such meeting is postponed or adjourned). In the event of the termination of the Transaction Agreement, Amazon would retain the Warrant, which would be exercisable with respect to all Warrant Shares vested as of such time, and no further Warrant Shares would vest. Any purchase orders made under the existing commercial agreements after the termination of the Transaction Agreement would not result in the vesting of additional Warrant Shares. However, Amazon and its affiliates have no obligation to make purchase orders under the existing commercial agreements and may terminate the existing commercial agreements at any time.

Warrant

        Pursuant to the Transaction Agreement, on April 4, 2017, the Company issued the Warrant to NV Investment. If fully vested, the Warrant is exercisable for up to 55,286,696 shares of the Common Stock, subject to adjustment in certain cases. The Warrant Shares will vest based on Amazon's payment of up to $600 million to the Company in connection with Amazon's purchase of goods and services from the Company. The first tranche of 5,819,652 Warrant Shares vested upon the execution of the Warrant and the other transaction documents. The second tranche of 29,098,260 Warrant Shares will vest in four installments of 7,274,565 Warrant Shares each time Amazon or its affiliates, directly or indirectly through third parties, make an aggregate of $50 million in payments to the Company, up to payments totaling $200 million in the aggregate. The exercise price for the first and second tranches of Warrant Shares will be $1.1893 per share. After Amazon has made payments to the Company totaling $200 million, the third tranche of 20,368,784 Warrant Shares will vest in eight installments of 2,546,098 Warrant Shares each time Amazon or its affiliates, directly or indirectly through third parties, make an aggregate of $50 million in payments to the Company, up to payments totaling $400 million in the aggregate. The exercise price of the third tranche of Warrant Shares will be an amount per share equal to ninety percent (90%) of the 30-Day VWAP as of the first vesting date of the third tranche of Warrant Shares. The Warrant is exercisable through April 4, 2027.

        The Warrant may be exercised by payment of the exercise price in cash or, without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of Warrant so as to yield a number of Warrant Shares obtainable upon such exercise equal to the product of (x) the number of Warrant Shares otherwise issuable upon such exercise (either in full or in part) and (y) a fraction, the numerator of which is the excess of the 30-Day VWAP immediately preceding the exercise date over the exercise price, and the denominator of which is the 30-Day VWAP immediately preceding such exercise date.

        The Warrant may be transferred only to an affiliate of Amazon. Subject to certain exceptions, the exercise price and the number of Warrant Shares issuable upon exercise of the Warrant are subject to adjustment as a result of stock splits, reclassifications or combinations involving Common Stock or the issuance of shares of Common Stock or other securities or rights exercisable or convertible into or exchangeable for shares of Common Stock, without consideration or at a consideration per share (or having a conversion price per share) that is less than 100% of the market price of Common Stock immediately prior to the date of the agreement of pricing of such shares (or of such convertible securities). Subject to certain exceptions, the exercise price and the number of Warrant Shares issuable upon exercise of the Warrant are also subject to adjustment in connection with dividends or other distributions by the Company on shares of Common Stock and repurchases by the Company of outstanding Common Stock. A Permitted Repurchase (as defined below) does not result in such an adjustment. A "Permitted Repurchase" is defined as (a) a repurchase of shares in one or more "Dutch Auction" tender offers at a price no greater than 5% above the fair market value of the shares; (b) a purchase of equity interests of the Company pursuant to and in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (provided that, all equity interests repurchased under clauses (a) and (b) shall not exceed, in the aggregate and on an as-converted basis with respect to convertible securities, 5,736,311 shares of Common Stock, subject to adjustment for stock splits and reverse stock splits); (c) one or more purchases of shares of Series C Preferred Stock, pursuant to and in the amounts and at the price specified in the Certificate of Designations of the Series C Preferred

Stock; (d) one or more purchases of Series D Preferred Stock, pursuant to and in the amounts and at the price specified in the Certificate of Designations of the Series D Preferred Stock; and (e) one or more purchases of Common Stock in connection with the net exercise of options, or the payments of tax withholding with respect to the Company's equity awards, issued under the Company's equity incentive plans.

        Upon the consummation of Change of Control Transaction (as defined below) prior to the vesting of at least 60% of the aggregate Warrant Shares, the Warrant will automatically vest and become exercisable with respect to an additional number of Warrant Shares such that 60% of the aggregate Warrant Shares shall have vested. If a Change of Control Transaction is consummated after the vesting of at least 60% of the aggregate Warrant Shares, then no acceleration of vesting will occur with respect to any of the unvested Warrant Shares as a result of the transaction. A "Change of Control Transaction" is defined generally as (a) a transaction in which a person or group becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding equity interests of the Company; (b) with certain exceptions, a transaction in which the stockholders immediately prior to such transaction cease to beneficially own, directly or indirectly, at least 50% of the outstanding equity of the Company; (c) a Business Combination (as defined below) as a result of which at least 50% ownership of the Company is transferred to another person or group; (d) individuals who constitute the Continuing Directors (as defined below) of the Company, taken together, ceasing for any reason to constitute at least a majority of the Board of Directors; or (e) any sale, lease, exchange, license, transfer or disposition of 50% or more of the consolidated assets, business, revenues, net income, or deposits of the Company. A "Business Combination" is defined as a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction involving the Company. "Continuing Directors" are defined as the directors of the Company as of the date of the Warrant issuance and each other director, if, in each case, such other director's nomination for election to the Board of Directors is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Nominating and Governance Committee of the Board of Directors who are Continuing Directors.

        The Company is prohibited from exercising any portion of the Warrant to the extent that, as a result of any such exercise, the warrantholder would beneficially own more than 4.999% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such portion of the Warrant. The terms of the Warrant provide that this 4.999% beneficial ownership limitation may be increased by the holder thereof upon written notice to the Company, which notice will not be effective until the 61st day after such notice is given.

Summary of the Proposal

        The Board of Directors is seeking approval of the Restricted Stock Issuance in order to comply with NASDAQ Listing Rule 5635(d) and recommends that the stockholders approve the Restricted Stock Issuance.

        As a company listed on the NASDAQ Market, the Company is subject to NASDAQ Listing Rule 5635(d), which requires stockholder approval prior to any issuance or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in a transaction other than a public offering in an amount that equals or exceeds 20% of the Common Stock or voting power outstanding immediately prior to such issuance if such securities are issued or sold for less than the greater of their book or market value. The NASDAQ rules define "market value" as the consolidated closing bid price immediately preceding the entering into of the binding agreement to issue the securities.

        As described above, the issuance of the Warrant Shares subject to the Warrant may result in Amazon owning more than 20% of outstanding shares of Common Stock immediately prior to the Company's entry into the Amazon Investment Documents. Stockholder approval is required under

NASDAQ Listing Rule 5635(d) because the number of Warrant Shares subject to the Warrant will exceed 20% of the outstanding shares of Common Stock on the date the Warrant was issued and the exercise price for the first two tranches of Warrant Shares, $1.1893 per share, was less than the closing bid price of the Common Stock on April 3, 2017, the day immediately prior to the date of the Transaction Agreement and the date the Warrant was issued. The exercise price of the third tranche of Warrant Shares will be an amount per share equal to ninety percent (90%) of the 30-Day VWAP as of the first vesting date of the third tranche of Warrant Shares and may also be less than the closing bid price of the Common Stock on April 3, 2017.

        To comply with NASDAQ Listing Rule 5635(d), the Company is seeking stockholder approval for the Restricted Stock Issuance, which would result in NV Investment owning more than the NASDAQ Share Limitation (more than 20% of the outstanding shares of Common Stock as of April 4, 2017, the date of execution of the Amazon Investment Documents).

Vote Required for Approval

        A quorum being present, approval of the Restricted Stock Issuance requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (treating the Series C Preferred Stock on an as-converted to Common Stock basis) present in person or represented by proxy and entitled to vote at the Annual Meeting or at any postponement or adjournment thereof. For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes cast on this proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares that count as present at the Annual Meeting from which the majority for this vote is calculated.

        As of the close of business on the Record Date, our directors and executive officers and their affiliates beneficially own 9,557,027 shares of Common Stock, or approximately 4.3% of the shares of Common Stock outstanding, of which 5,058,061 are shares of Common Stock, or approximately 2.3% of the shares of Common Stock outstanding, and the balance of which are options. We currently expect that our directors and executive officers will vote their shares that are entitled to vote in favor of the Restricted Stock Issuance.

        The vote on the approval of the Restricted Stock Issuance is a vote separate and apart from the vote on the Charter Amendment. Accordingly, you may vote to approve the Restricted Stock Issuance and vote not to approve the Charter Amendment and vice versa.

Impact of Failure to Approve the Proposal

        If the Restricted Stock Issuance is not approved by stockholders, then the Warrant will be exercisable for, and the Company will be permitted to issue, only up to 38,050,860 Warrant Shares, representing 19.9% of the outstanding shares of Common Stock as of the close of business on April 4, 2017. The Company will not have authority to issue more than 38,050,860 Warrant Shares until such time, if any, as the stockholders approve the Restricted Stock Issuance.

        If the stockholders do not approve the Restricted Stock Issuance, Amazon will have the right to terminate the Transaction Agreement as described above, in which case Amazon would retain the Warrant, which would be exercisable with respect to all Warrant Shares vested as such time, and no further Warrant Shares would vest. Any purchase orders made under the existing commercial agreements after the termination of the Transaction Agreement would not result in the vesting of additional Warrant Shares. However, Amazon and its affiliates have no obligation to make purchase orders under the existing commercial agreements and may terminate the existing commercial agreements at any time.

        If the stockholders do not approve the Restricted Stock Issuance and Amazon does not exercise its right to terminate the Transaction Agreement, payments made by Amazon and its affiliates to the Company under the existing commercial agreements may result in the vesting of all 55,286,696 Warrant Shares but the Company will be permitted to issue no more than 38,050,860 Warrant Shares until such time, if any, as the stockholders approve the Restricted Stock Issuance.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE RESTRICTED STOCK ISSUANCE.

 PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

        In accordance with Section 14A of the Exchange Act, we are providing the Company's stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers, which is described in the section titled "Compensation Discussion and Analysis" in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the 2017 Annual Meeting:

    "RESOLVED, that the stockholders of Plug Power Inc. (the "Company") approve, on an advisory basis, the overall compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, in the Compensation Discussion and Analysis section, compensation tables and narrative discussion set forth in the Proxy Statement for this Annual Meeting."

        As described in the section titled "Compensation Discussion and Analysis," our executive compensation program is designed to (1) attract and retain talented and experienced executives, (2) motivate and reward executives whose knowledge, skills and performance are critical to our success, (3) provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of shareholder value, (4) ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, and (5) motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives. In order to align executive compensation with the interests of our stockholders, an important portion of compensation for our Named Executive Officers is "at risk," or contingent upon the successful achievement of annual as well as long-term strategic corporate goals that we believe will drive stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.

        This vote is only advisory and will not be binding upon the Company or the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company's stockholders and encourages all stockholders to vote their shares on this matter.

Vote Required for Approval

        A quorum being present, the affirmative vote of a majority of the shares of Common Stock (treating the Series C Preferred Stock on an as-converted to Common Stock basis) present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this resolution. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes cast on this proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE OVERALL COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

UNLESS OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THIS RESOLUTION.

 PROPOSAL 6: FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Introduction

        In accordance with Section 14A of the Exchange Act we are required to solicit stockholder votes on the frequency of future non-binding advisory votes, similar to Proposal 5, to approve the compensation of our named executive officers at least once every six years. We last solicited a non-binding advisory vote from stockholders on this matter in 2011, and we are providing the Company's stockholders the opportunity to cast a non-binding, advisory vote on whether a non-binding, advisory stockholder resolution to approve the compensation of the Company's Named Executive Officers should occur every one, two or three years. In addition, the stockholders may choose to abstain from voting on this proposal. The Board recommends that stockholders vote to hold an advisory vote on executive compensation triennially.

        The Board believes that, of the three choices, submitting a non-binding, advisory vote on executive compensation resolution to stockholders every three years is the most appropriate choice. The Company believes that stockholder feedback every three years will be more useful as it will provide stockholders with a sufficient period of time to evaluate the overall compensation of the Named Executive Officers, the components of that compensation and the effectiveness of that compensation. The amount of compensation and mix of components of such compensation in any one year may differ from year to year, and the three-year period will provide stockholders with a more complete view of the amount and mix of that compensation. The triennial advisory vote on executive compensation will provide stockholders with the benefit of assessing over a period of years whether the components of the compensation paid to the Named Executive Officers have achieved positive results for the Company.

        In particular, the three-year period will provide stockholders with the ability to assess the effectiveness of the Company's awards of long-term incentive compensation. Consistent with the Company's emphasis on performance-based incentive compensation, these long-term incentive awards represent a significant portion of total executive compensation. The Company uses long-term equity incentive awards in order to align the interests of the Company's executives and the Company's stockholders by providing executives with strong incentives to increase stockholder value and a significant reward for doing so. A triennial vote will enable stockholders to evaluate the effectiveness of long-term equity incentive awards, which is a significant portion of executive compensation, in achieving these objectives over a longer period of time, which is consistent with the long-term nature of this form of compensation and the Company's corresponding long-term business strategies and objectives.

Vote Required for Approval

        A quorum being present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary to approve this resolution. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders. Even though this vote will neither be binding on the Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board will take into account the outcome of the vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company's proxy statement. For purposes of determining whether this proposal has passed, abstentions will be treated as votes cast against this proposal, while broker non-votes will not be treated as votes cast on this proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY'S PROXY STATEMENT EVERY THREE (3) YEARS.

        UNLESS OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF INCLUDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION IN THE COMPANY'S PROXY STATEMENT EVERY THREE (3) YEARS.

 PROPOSAL 7: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Introduction

        The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP, to serve as independent auditors for its 2017 fiscal year. KPMG LLP has served as the Company's independent auditors since December 3, 2001. The Audit Committee reviewed and discussed its selection of, and the performance of, KPMG LLP for its 2016 fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of the independent auditors is ratified, the Audit Committee in its discretion may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The Audit Committee of the Board of Directors has implemented procedures under the Company's Audit Committee pre- approval policy for audit and non-audit services (the "Pre-Approval Policy") to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by KPMG LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For additional information concerning the Audit Committee and its activities with KPMG LLP, see "Committees and Meetings of the Board of Directors" and "Audit Committee Report" above.

        Representatives of KPMG LLP attended all eight meetings of the Audit Committee in-person in 2016. We expect that a representative of KPMG LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Vote Required for Approval

        A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of KPMG LLP as the Company's independent auditors for 2017. You may vote "FOR", "AGAINST" or "ABSTAIN" from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will not have an effect on the outcome of this proposal.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS PLUG POWER INC.'S INDEPENDENT AUDITORS FOR 2017.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's Board of Directors has adopted a related party transaction policy that requires the Company's General Counsel, together with outside counsel as necessary, to evaluate potential transactions between the Company and any related party prior to entering into any such transaction. Certain related party transactions may require the approval of the Board of Directors and its Audit Committee. The policy defines a "related party" as: (i) the Company's directors or executive officers, (ii) the Company's director nominees, (iii) security holders known to the Company to beneficially own more than 5% of any class of the Company's voting securities, or (iv) the immediate family members of any of the persons listed in items (i)—(iii). A person's "immediate family" includes such person's child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any other person (other than a tenant or employee) sharing the household of such person.

        Other than as otherwise disclosed herein, since January 1, 2016, the Company has not entered into, and there is not currently proposed, any transactions or series of similar transactions involving an amount in excess of $120,000 in which any related party had or will have a direct or indirect material interest.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of Common Stock as of May 1, 2017 (except as otherwise indicated) by:

  •
  all persons known by us to have beneficially owned 5% or more of the Common Stock;

  •
  each director of the Company;

  •
  the named executive officers; and

  •
  all directors and executive officers as a group.

        The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage (%)
Black Rock, Inc.(3)	11,820,396	5.3%
Johannes Minoh Roth(4)	3,003,396	*
Andrew Marsh(5)	1,989,409	*
George C. McNamee(6)	994,279	*
Keith Schmid(7)	786,587	*
Gerard L. Conway, Jr.(8)	488,648	*
Gary K. Willis(9)	441,861	*
Larry G. Garberding(10)	387,714	*
Jose Luis Crespo(11)	332,236	*
Maureen O. Helmer(12)	328,777	*
Paul B. Middleton(13)	282,213	*
Douglas Hickey(14)	197,673	*
Gregory Kenausis(15)	188,073	*
Xavier Pontone(16)	136,161	*
Lucas P. Schneider	—	*
Gregory B. Graves	—	*
All executive officers and directors as a group (15 persons)(17)	9,557,027	4.3%

*
Represents less than 1% of the outstanding shares of Common Stock

(1)
Unless otherwise indicated by footnote, the mailing address for each stockholder is c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110.

(2)
The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of May 1, 2017, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of May 1, 2017 but excludes shares of Common Stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 223,440,581 shares of Common Stock outstanding as of May 1, 2017. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(3)
Information is based on a Schedule 13G filed with the SEC on January 25, 2017. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Includes (a) 145,000 shares of Common Stock issuable upon exercise of outstanding options and (b) 2,782,075 shares of Common Stock issuable upon conversion of Series C Preferred Stock owned by Five T Capital Holding AG, of which Mr. Roth is the Managing Director and Chairman, and Five More Special Situations Fund Limited, of which Mr. Roth has equity interests. Mr. Roth disclaims beneficial ownership of the shares of Series C Preferred Stock directly held by Five T Capital Holding AG and Five More Special Situations Fund Limited, except to the extent of his pecuniary interest therein, if any, and this disclosure shall not be deemed an admission that Mr. Roth is the beneficial owner of any of such shares.

(5)
Includes 1,463,517 shares of Common Stock issuable upon exercise of outstanding options.

(6)
Includes 202,500 shares of Common Stock issuable upon exercise of outstanding options, and 365,000 shares of Common Stock held by a family trust.

(7)
Includes 750,000 shares of Common Stock issuable upon exercise of outstanding options.

(8)
Includes 427,283 shares of Common Stock issuable upon exercise of outstanding options.

(9)
Includes 179,500 shares of Common Stock issuable upon exercise of outstanding options.

(10)
Includes 190,000 shares of Common Stock issuable upon exercise of outstanding options.

(11)
Includes 316,666 shares of Common Stock issuable upon exercise of outstanding options.

(12)
Includes 173,500 shares of Common Stock issuable upon exercise of outstanding options.

(13)
Includes 250,000 shares of Common Stock issuable upon exercise of outstanding options.

(14)
Includes 161,000 shares of Common Stock issuable upon exercise of outstanding options

(15)
Includes 135,000 shares of Common Stock issuable upon exercise of outstanding options

(16)
Includes 105,000 shares of Common Stock issuable upon exercise of outstanding options

(17)
Includes 4,498,966 shares of Common Stock issuable upon exercise of outstanding options

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, as defined by Section 16, and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the SEC. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Form 4s were filed late on (1) January 15, 2016 for Messrs. McNamee, Garberding, Hickey, Willis, Roth, Pontone, Kenauisis, and Ms. Helmer; (2) October 17, 2016 for Messrs. Pontone and Willis, and (3) October 18, 2016 for Messrs. McNamee, Hickey, Kenausis, Garberding, Roth and Ms. Helmer, in each case for stock grants made pursuant to the Company's Director Compensation Policy and in accordance with the Company's Amended and Restated 2011 Stock Option and Incentive Plan. Form 4s were filed late on (1) August 18, 2016 for Messrs. Marsh, Middleton, Schmid, and Conway related to stock option grants made in accordance with the Company's Amended and Restated 2011 Stock Option and Incentive Plan, and (2) December 30, 2016 for Mr. Middleton, related to stock grants made in accordance with the Company's Amended and Restated 2011 Stock Option and Incentive Plan.

 EXPENSES OF SOLICITATION

        The Company will pay the entire expense of soliciting proxies for the Annual Meeting. The Company has retained MacKenzie Partners, Inc. to consult in the solicitation for a fee of approximately $12,500. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies personally, by telephone, by e-mail or by other form of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their reasonable expenses by the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2018 Annual Meeting of Stockholders must be received by the Company on or before January 18, 2018 to be eligible for inclusion in the Company's proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

        Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2018 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not less than 90 days nor more than 120 days prior to June 28, 2018 which dates are March 30, 2018 and February 28, 2018, respectively. If the date of the 2018 Annual Meeting is subsequently moved more than 30 days before or more than 60 days after June 28, 2018 such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2018 Annual Meeting or the 10th day following the day on which publish announcement of the date of the 2018 Annual Meeting is first made, as set forth in the Company's By-laws. Stockholder proposals must include all supporting documentation required by the Company's By-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Electronic Delivery

        The notice of Annual Meeting and Proxy Statement and 2016 Annual Report is available at www.proxyvote.com. Stockholders can elect to receive paper copies of the Annual Report and Proxy Statement in the mail by visiting at www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110 or by contacting the Company at (518) 782-7700.

        Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications, you can sign up to receive electronic proxy materials at www.proxyvote.com.

        "Householding" is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Stockholders who share a common address and who have not opted out of the householding process should receive a single copy of the Notice of Internet Availability of Proxy Materials for each account. If you received more than one copy of the Notice of Internet Availability of

Proxy Materials, you may elect to household in the future; if you received a single copy of the Notice of Internet Availability of Proxy Materials, you may opt out of householding in the future, in either case, by writing to the Company at the following address, Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110, or by calling the Company at (518) 782-7700.

        In any event, you may obtain a copy of this Proxy Statement by writing to the Company at the following address: Plug Power Inc., 968 Albany Shaker Road, Albany, New York 12110.

ANNUAL REPORT ON FORM 10-K

        The Company's 2016 Annual Report, including the consolidated financial statements for the year ended December 31, 2017, was furnished to stockholders with this Proxy Statement. Upon request, the Company will furnish without charge a copy of the Company's Annual Report on Form 10-K, which has been filed with the SEC. Stockholders may receive a copy of the Form 10-K by:

  (1)
  Writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110;

  (2)
  Calling (518) 782-7700;

  (3)
  Accessing the Company's website at www.plugpower.com; or

  (4)
  Accessing the SEC's website at www.sec.gov.

Additional information, including our SEC filings and exhibits can be found on our webpage under the "Investor Relations" heading.

 Appendix A

PLUG POWER INC.

SECOND AMENDED AND RESTATED
2011 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Second Amended and Restated Plug Power Inc. 2011 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants and prospective employees) of Plug Power Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards.

        "Award Agreement" means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Deferred Stock Award" means an Award of phantom stock units to a grantee.

        "Effective Date" means the date on which the amended and restated Plan is approved by stockholders as set forth in Section 20.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Capital Market or another national securities exchange, the "Fair Market Value" of the Stock shall be the closing price of the Stock on such exchange on such date. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, achievement of project development milestones, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, total stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, capital raising transactions, debt transactions, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board's authoritative guidance and/or in management's discussion and analysis of financial condition of operations appearing the Company's annual report to stockholders for the applicable year.

        "Performance Cycle" means a calendar year period over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award, including but not limited to termination of employment or a Sale Event;

          (vi)  subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to the sum of (i) 30,000,000, plus (ii) the number of shares of Stock underlying any grants pursuant to this Plan or the Plug Power Inc. 1999 Stock Option and Incentive Plan that are forfeited, canceled, repurchased or are terminated (other than by exercise). Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 5,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 30,000,000 shares of Stock shall be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Maximum Awards to Non-Employee Directors.    Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

        (c)    Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, solely for purposes of determining the number of shares of Stock available for issuance under Section 3(a) and not for any purpose outside of the Plan, as an Award of 1.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

        (d)    Changes in Stock.    Subject to Section 3(e) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (e)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

        (f)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants and prospective employees) of the

Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        (a)    Grants of Stock Options.    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (b)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (c)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (d)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (e)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Agreement:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (f)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

        (a)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in

Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.    DEFERRED STOCK AWARDS

        (a)    Nature of Deferred Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. Except in the case of Deferred Stock Units with a deferred settlement date that complies with Section 409A, at the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. Deferred Stock Awards with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award Agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for any Performance Cycle is 2,500,000 Shares (subject to adjustment as provided in Section 3(d) hereof) or $7,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 13(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

        (c)    Family Member.    For purposes of Section 13(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 14.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 15.    SECTION 409A AWARDS.

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(d) or 3(e), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants of Options or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(e).

SECTION 18.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 20.    EFFECTIVE DATE OF PLAN

        This Plan, as amended and restated, shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan, as amended and restated, is approved by the Board.

SECTION 21.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

 Appendix B

Charter Amendment

FOURTH CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PLUG POWER INC.

        Plug Power Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation (this "Fourth Amendment") to increase the authorized capital stock of the Corporation from 455,000,000 shares to 755,000,000 shares; and (ii) declaring this Fourth Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Corporation's Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated June 21, 2000, the Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated May 19, 2011 and the Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated July 25, 2014 (collectively, the "Certificate of Incorporation") and Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") and recommended for approval by the stockholders of the Corporation.

        SECOND: That this Fourth Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

        THIRD: That upon the effectiveness of this Fourth Amendment, the first paragraph of Article IV of the Certificate of Incorporation is hereby deleted and is replaced in its entirety with the following:

        "The total number of shares of capital stock which the Corporation shall have the authority to issues is Seven Hundred and Fifty Five Million (755,000,000) shares, of which (i) Seven Hundred Fifty Million (750,000,000) shares shall be Common Stock, par value $0.01 per share, and (ii) Five Million (5,000,000) shares shall be preferred stock, par value $0.01 per share (consisting of 170,000 shares of previously designated Series A Junior Participating Cumulative Preferred Stock, 10,431 shares of previously designated Series C Redeemable Convertible Preferred Stock, 18,500 shares of previously designated Series D Redeemable Convertible Preferred Stock, and 4,801,069 shares of undesignated preferred stock)."

        IN WITNESS WHEREOF, the Corporation has caused this Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Andrew Marsh, its President and Chief Executive Officer, this    day of                , 2017.

PLUG POWER INC.
By:
	Name:	Andrew Marsh
	Title:	Chief Executive Officer

B-1

PLUG POWER INC.

968 Albany Shaker Road

Latham, NY 12110

INVESTOR NAME AND ADDESS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

To withhold authority to vote for any
individual nominee(s) mark “For All
For	Against	For All	Except” and write the number(s) of
All	All	Except	the nominee(s) on the line below
The Board of Directors recommends
you vote FOR the following Class III directors:

1. Election of Directors: ☐	☐	☐

01 Lucas P. Schnieder 02 Gregory B. Graves 03 Douglas T. Hickey

The Board of Directors recommends you vote
FOR proposal 2:			For	Against	Abstain

2. The approval of the Amendment and Restatement of the Company’s Amended and Restated 2011 Stock Option and Incentive Plan			☐	☐	☐

The Board of Directors recommends you vote
FOR proposal 3:			For	Against	Abstain

3.                                      The approval of the Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock by 300,000,000 shares

			☐	☐	☐

The Board of Directors recommends you vote
FOR proposal 4:			For	Against	Abstain

4.                                      The approval of the issuance by the Company of shares of common stock representing more than 20% of the Company’s issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investments, LLC, a subsidiary of Amazon.com, Inc.

			☐	☐	☐

The Board of Directors recommends you vote
FOR proposal 5:			For	Against	Abstain

5. The approval of the advisory resolution regarding the compensation of the Company’s named executive officers			☐	☐	☐

(Continued on next page)

The Board of Directors recommends you vote
FOR proposal 6:	For	Against	Abstain

6. The approval of the advisory proposal that an advisory vote on the compensation of the Company’s named executive officers be included in the Company’s proxy statement every three (3) years	☐	☐	☐

The Board of Directors recommends you vote
FOR proposal 7:	For	Against	Abstain

7. The ratification of KPMG LLP as the Company’s Independent Auditors for 2017 NOTE: Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

For address change/comments mark here.             ☐

(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date

FOR SECURITY PURPOSES, PLEASE BRING A VALID PICTURE ID IF YOU PLAN TO ATTEND THE MEETING

Importance Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

Annual Meeting of Stockholders of

PLUG POWER INC.

June 28, 2017 at 10:00 AM Eastern Time

The stockholder hereby appoints Gerard L. Conway, Jr. as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PLUG POWER INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 28, 2017, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1, “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN IN ITEM 2, “FOR” THE APPROVAL OF THE FOURTH CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY IN ITEM 3, “FOR” THE APPROVAL OF THE ISSUANCE OF AT LEAST 20% OF THE COMPANY’S COMMON STOCK UPON THE EXERCISE OF THE WARRANTS ISSUED BY THE COMPANY TO AMAZON.COM NV INVESTMENTS, LLC, A SUBSIDIARY OF AMAZON.COM, INC. IN ITEM 4, “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN ITEM 5, “FOR” THE APPROVAL OF THE ADVISORY PROPOSAL THAT AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT EVERY THREE (3) YEARS IN ITEM 6, AND “FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2017 IN ITEM 7.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

QuickLinks

IMPORTANT VOTING INFORMATION STOCKHOLDERS MAY REQUEST ELECTRONIC DELIVERY OF PROXY DOCUMENTS.
INFORMATION REGARDING ADMISSION TO THE 2017 ANNUAL MEETING
PLUG POWER INC. 968 Albany Shaker Road Latham, NY 12110
PLUG POWER INC. 968 Albany Shaker Road Latham, NY 12110 (518) 782-7700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Wednesday, June 28, 2017
PROPOSAL 1: ELECTION OF DIRECTORS
Recommendation of the Board
INFORMATION ABOUT OUR DIRECTORS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN
Recommendation of the Board
Recommendation of the Board
PROPOSAL 3: APPROVAL OF THE CHARTER AMENDMENT
Recommendation of the Board
PROPOSAL 4: APPROVAL OF THE RESTRICTED STOCK ISSUANCE
Recommendation of the Board
PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Recommendation of the Board
PROPOSAL 6: FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
Recommendation of the Board
PROPOSAL 7: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Recommendation of the Board
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES OF SOLICITATION
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT
ANNUAL REPORT ON FORM 10-K
  Appendix A
Appendix B Charter Amendment FOURTH CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PLUG POWER INC.